UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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GOGO INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GOGO INC.

105 Edgeview Dr., Suite 300

Broomfield, Colorado 80021

April 27, 2023

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Gogo Inc., to be held on June 6, 2023 at 9:00 a.m. Mountain Time. The annual meeting will be a virtual meeting conducted solely online and can be attended by visiting www.virtualshareholdermeeting.com/GOGO2023. All record holders of our outstanding shares of common stock as of the close of business on April 13, 2023, or the record date, are entitled to vote at the meeting. To participate in the annual meeting, you will need the control number located on your proxy card or the instructions that accompanied your proxy materials.

Your vote is important. Whether you plan to virtually attend the annual meeting or not, you may access electronic voting via the Internet, which is described on your enclosed proxy card (or, if you hold your shares through a bank or broker, voting instruction form), or you may sign, date and return the proxy card in the envelope provided (or, if you hold your shares through a bank or broker, voting instruction form).

Details of the business to be conducted at the annual meeting are given in the notice of annual meeting of stockholders and the proxy statement.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our annual meeting. Consequently, most stockholders will not receive paper copies of our proxy materials. We sent to these stockholders (to the extent they were holders of record as of the close of business on the record date) a notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet on or about April 27, 2023. We also provided access to our proxy materials over the Internet beginning on that date.

On behalf of the board of directors, I want to thank you for your support of Gogo.

Sincerely,

Oakleigh Thorne Chief Executive Officer and Chair of the Board of Directors

GOGO INC.

105 Edgeview Dr., Suite 300

Broomfield, Colorado 80021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2023

To the Stockholders of Gogo Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Gogo Inc., a Delaware corporation (“Gogo” or the “Company”), will be held virtually on June 6, 2023, at 9:00 a.m. Mountain Time, at www.virtualshareholdermeeting.com/GOGO2023 for the following purposes:

1.	Election of three Class I directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	A non-binding advisory vote approving 2022 executive compensation;

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2023; and

4.	Transaction of any other business that may properly be brought before the Annual Meeting.

The Annual Meeting will be a virtual meeting conducted solely online and can be attended by visiting www.virtualshareholdermeeting.com/GOGO2023.

Our board of directors has fixed the close of business on April 13, 2023 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting.

Our board of directors recommends that you vote FOR the election of each of the director nominees named in Proposal No. 1 of the proxy statement, FOR the approval of 2022 executive compensation as described in Proposal No. 2 of the proxy statement and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 3 of the proxy statement.

For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. On or about April 27, 2023, we sent to these stockholders (to the extent they were holders of record as of the close of business on the record date) a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. We also provided access to our proxy materials over the Internet beginning on that date. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the circulation of our proxy materials.

The Notice of Internet Availability of Proxy Materials also provides the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the board of directors’ recommendation with regard to each matter; a toll-free number, an email address and a website where stockholders may request a paper or email copy of the Proxy Statement, our annual report to stockholders and a form of proxy relating to the Annual Meeting; and information on how to attend the meeting and vote electronically.

You are cordially invited to virtually attend the Annual Meeting. You are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in this proxy statement or the proxy card (or, if you hold your shares through a bank or broker, following the voting procedures on your voting instruction form or other information provided by your bank or broker).

BY ORDER OF THE BOARD OF DIRECTORS

Crystal L. Gordon
Executive Vice President, General Counsel and Secretary

Broomfield, Colorado

April 27, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2023:

THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE ACCOMPANYING PROXY STATEMENT AND OUR 2022 ANNUAL REPORT TO STOCKHOLDERS ARE ALL AVAILABLE AT WWW.PROXYVOTE.COM AND MAY BE ACCESSED USING THE CONTROL NUMBER LOCATED ON EACH PROXY CARD.

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GOGO INC.

105 Edgeview Drive, Suite 300

Broomfield, Colorado 80021

2023 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Please note that the annual meeting will be a virtual meeting conducted solely online and can be attended by visiting www.virtualshareholdermeeting.com/GOGO2023.

Gogo Inc.’s 2023 Annual Meeting Information

Date and Time:	June 6, 2023, at 9:00 a.m. Mountain Time.

Place:	Virtually at www.virtualshareholdermeeting.com/GOGO2023.

Record Date:	April 13, 2023.

Voting:	Holders of common stock are entitled to one vote per share.

Admission	To virtually attend the meeting you will need the control number located on your proxy card or the instructions that accompanied your proxy materials.

Date of Mailing and Release:	The Notice of Internet Availability of Proxy Materials was sent to stockholders of record and the proxy materials were made available on the Internet on or about April 27, 2023.

Items of Business

Proposals	Board Vote Recommendation	Page Reference (for more information)

1. Election of the three directors named in this proxy statement	FOR	69

2023 Proxy Statement	1

Proposals	Board Vote Recommendation	Page Reference (for more information)

2. Advisory vote approving executive compensation	FOR	70

3. Ratification of the appointment of our independent registered public accounting firm	FOR	71

Board Structure

The board of directors (the “Board”) of Gogo Inc. (“Gogo” or the “Company”) currently has nine directors divided into three classes: three in Class I, three in Class II and three in Class III. The terms of office of the three Class I directors expire at the Annual Meeting.

Election of Class I Directors

The three nominees for election as Class I directors are listed below. If elected, the nominees for election as Class I directors will serve for a term of three years or until their successors are duly elected and qualified. If you sign and return the accompanying proxy, your shares will be voted for the election of the three Class I nominees recommended by the Board unless you choose to withhold authority to vote for any of the nominees. If any nominee for any reason is unable to serve or will not serve, your proxy may be voted for a substitute nominee designated by the Board as the proxy holders may determine. The Board is not aware of any nominee who will be unable to or will not serve as a director. There is no cumulative voting.

In order to be elected, a nominee must receive a plurality of the votes validly cast at the Annual Meeting. Therefore, the three nominees who receive the highest number of “FOR” votes (among votes properly cast in person or by proxy) will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Class I nominees are as follows:

Name	Age	Director Since	Occupation	Board Committees	Independent
Hugh W. Jones	59	2016	Co-founder of Basalt Investments, LLC	Audit/ Compensation	Yes
Oakleigh Thorne	65	2006	Chief Executive Officer of Gogo, Inc.	N/A
Charles C. Townsend	74	2010	Managing General Partner of Bluewater Wireless II, L.P. and Whitewater Wireless II, L.P.	Compensation	Yes

2	GOGO INC.

Additional information about the three director nominees, as well as the Class II and Class III directors who will continue to serve after the Annual Meeting, is provided beginning on page 5.

Advisory Vote on Executive Compensation

The Board is asking you to vote to approve the compensation of our named executive officers, often referred to as a “say-on-pay” advisory vote. While the advisory vote is not binding on our Board, the Board and Compensation Committee will take the result of the vote into account when determining future executive compensation arrangements. For more information, see page 65.

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Board is asking you to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2023 fiscal year. For more information, see page 71.

2023 Proxy Statement	3

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Highlights

Our commitment to good corporate governance is reflected in several practices of our Board and its committees, as described below.

8 of our 9 directors are independent	Oversight by Lead Independent Director	Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee consist solely of independent directors

Regular executive sessions of independent directors	At least 75% Board and committee meeting attendance for each director in 2022	Annual Board self-evaluations

Comprehensive Code of Business Conduct and Ethics and the Code of Financial Ethics	Resignation policy for uncontested director elections	DEI initiatives

Single-class voting structure	Anti-hedging policy	Risk oversight by Board and committees

The following sections provide an overview of our corporate governance structure and processes. Among other topics, we describe how we select directors, how we consider the independence of our directors and key aspects of our Board operations.

Our Board

The Company’s Bylaws provide that the Board shall consist of not fewer than three directors, with the exact number to be fixed by the Board. The Board has fixed the current number of directors at ten.

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The Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) divides the Board into three classes, as nearly equal in number as possible, with the terms of office of the directors of each class ending in different years. Each of Class I, Class II and Class III currently has three directors. The terms of directors in Classes I, II and III end at the annual meetings in 2023, 2024 and 2025, respectively.

Director	Age	Position	Director Since
	Class I Directors for election at the 2023 Annual Meeting
Hugh W. Jones	59	Lead Independent Director	2016
Oakleigh Thorne	65	Chair of the Board and Chief Executive Officer	2006
Charles C. Townsend	74	Director	2010
	Class II Directors for election at the 2024 Annual Meeting
Michele Coleman Mayes	73	Director	2016
Robert H. Mundheim	90	Director	2012
Harris N. Williams	53	Director	2010
	Class III Directors for election at the 2025 Annual Meeting
Mark Anderson	47	Director	2021
Robert L. Crandall	87	Director	2006
Christopher D. Payne	54	Director	2014

At each annual meeting of the stockholders, the successors of the directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Board is therefore asking you to elect the three nominees for director whose terms expire at the Annual Meeting. Hugh W. Jones, Oakleigh Thorne and Charles C. Townsend, our current Class I directors, have been nominated for reelection at the Annual Meeting. See “Proposal 1: Election of Directors” on page 69.

Biographical information for each nominee and continuing director is set forth below. We have also identified for each individual the business experience, qualifications, attributes and skills that underlie the Board’s and Nominating and Corporate Governance Committee’s belief that each individual is a valuable member of the Board.

Class I Nominees

Hugh W. Jones is a co-founder of Basalt Investments, LLC. Mr. Jones previously served as President of Sabre Airline Solutions from April 2011 to August 2017. From 1996 to 2011, Mr. Jones held a number of other executive positions including President and CEO of Travelocity and COO of Sabre Travel Network and Airline Solutions. Mr. Jones has served on the board of directors of the travel technology company Travelport (formally Toro Private OpCo, LTD) since May 2019. He began his career in the travel industry at American Airlines in 1988, serving in a variety of finance positions. Mr. Jones was appointed as our Lead Independent Director effective January 1, 2021.

2023 Proxy Statement	5

Mr. Jones’s specific qualifications, experience, skills and expertise, which we believe qualify him to serve on the Board, include:

•	Core business skills, including financial, operating and management;
•	Finance, financial reporting, compliance and controls expertise; and
•	A deep understanding of the airline technology and ecommerce industries.

Oakleigh Thorne has served as our Chief Executive Officer since March 4, 2018, and was appointed Chair of the Board effective January 1, 2021. He also served as our President from March 4, 2018 through March 31, 2022. Mr. Thorne also serves as the CEO of Thorndale Farm, L.L.C., which oversees investment of Thorne family assets. From 1996 to 2009, Mr. Thorne served as the Co-President of Blumenstein/Thorne Information Partners, L.L.C., a private equity and venture capital firm. From 2000 to 2007, Mr. Thorne served as Chairman and CEO of eCollege.com, a then-publicly traded provider of outsourced eLearning solutions, and he previously served as CEO of Commerce Clearing House Inc. and as a director of ShopperTrak and MachineryLink. Mr. Thorne served as a member of the board of directors of Aircell, our predecessor company, from 2003 until January 2007.

Mr. Thorne’s specific qualifications, experience, skills and expertise, which we believe qualify him to serve on the Board, include:

•	Core business skills, including financial and strategic planning;
•	Finance, financial reporting, compliance and controls expertise; and
•	A deep understanding of our Company and industry.

Charles C. Townsend currently serves as Managing General Partner of Bluewater Wireless II, L.P. and Whitewater Wireless II, L.P. Mr. Townsend founded Aloha Partners LP in 2001 and served as its Managing General Partner until 2008. Mr. Townsend has served on the Board of Directors of CTIA, a trade association representing the wireless telecommunications industry, from 2017 to the present. Since January 2004, Mr. Townsend has also served as President of Pac 3, LLC.

Mr. Townsend’s specific qualifications, experience, skills and expertise, which we believe qualify him to serve on the Board, include:

•	Core business skills, including financial and strategic planning;
•	A deep understanding of the telecommunications industry; and
•	Extensive knowledge of wireless spectrum valuations and uses.

6	GOGO INC.

Continuing Directors

Class II Directors – Terms Expiring at the 2024 Annual Meeting:

Michele Coleman Mayes currently serves as Vice President, General Counsel and Secretary for the New York Public Library (NYPL). She joined NYPL in August 2012 after serving as Executive Vice President and General Counsel for Allstate Insurance Company since 2007. Prior to Allstate, she served as a Senior Vice President and the General Counsel of Pitney Bowes Inc. from 2003 to 2007 and in several legal capacities at Colgate-Palmolive from 1992 to 2003. In 1982, Ms. Mayes entered the corporate sector as managing attorney of Burroughs Corporation. After Burroughs and Sperry Corporation merged, creating Unisys Corporation, she was appointed Staff Vice President and Associate General Counsel for Worldwide Litigation. From 1976 through 1982, she served in the U.S. Department of Justice as an Assistant United States Attorney in Detroit and Brooklyn, eventually assuming the role of Chief of the Civil Division in Detroit. She chaired the American Bar Association Commission on Women in the Profession from 2014 to 2017 and has served on the Board of Trustees of the American College of Corporate Governance Counsel since 2019 and a Director for the Center for Reproductive Rights since 2020. Ms. Mayes served as a director of Assurant, Inc. from 2004 to 2007, where she also served as a member of the Audit Committee and Chairman of the Nominating and Governance Committee. Since March 2021, Ms. Mayes has been a non-director member of the Special Litigation Committee of Exelon Corporation.

Ms. Mayes’s specific qualifications, experience, skills and expertise, which we believe qualify her to serve on the Board, include:

•	Legal, analytical and governance skills;
•	Core business skills and leadership experience; and
•	Expertise in civil litigation and governance matters.

Robert H. Mundheim has been Of Counsel to Shearman & Sterling LLP since 2000. Since 2012, Mr. Mundheim has also served as a Professor of Corporate Law and Finance at the University of Arizona James E. Rogers College of Law. From 1992 to 1999, Mr. Mundheim was Executive Vice President and General Counsel of Salomon Inc. and Senior Executive Vice President and General Counsel of Salomon Smith Barney Holdings Inc., and prior to that, he was Co-Chairman of the New York law firm of Fried, Frank, Harris, Shriver & Jacobson LLP and University Professor of Law and Finance at the University of Pennsylvania Law School, where he taught since 1965 and served as Dean from 1982 to 1989. Mr. Mundheim has also served as General Counsel to the U.S. Treasury Department, Special Counsel to the Securities and Exchange Commission and Vice Chairman, Governor-at-Large and a member of the Executive Committee of the National Association of Securities Dealers. He previously served as Chairman of the board of directors of Quadra Realty Trust, Inc. and as a director of Weeden & Co. LP, Union Capital, Inc., eCollege.com, Benjamin Moore & Co., Commerce Clearing House Inc., Arnhold & S. Bleichroeder Holdings, Inc., Hypo Real Estate Holding AG and First Pennsylvania Bank. Mr. Mundheim currently serves as a member

2023 Proxy Statement	7

of the Board of Trustees of the New School and the Board of Trustees of the Curtis Institute of Music, a Trustee of the American College of Corporate Governance Counsel and a director of the Salzburg Global Seminar.

Mr. Mundheim’s specific qualifications, experience, skills and expertise, which we believe qualify him to serve on the Board, include:

•	Extensive experience and expertise on corporate governance matters;
•	Core business skills, including financial and strategic planning; and
•	Finance, compliance and controls expertise.

Harris N. Williams serves as Senior Managing Director of WF Investment Management LLC, a diversified asset management business. From 2005 to 2013, Mr. Williams was an executive with Ripplewood Holdings, LLC, a global private equity firm focused on control investments, serving as Managing Director since 2007. Prior to 2005, Mr. Williams was in the Investment Banking division of Credit Suisse, primarily focused on mergers and acquisitions and leveraged buyouts. Mr. Williams’s industry areas of focus have included Technology, Media, Financial Services, Healthcare, Industrials and Hospitality on a global basis. Mr. Williams served on the board of directors of 3W Power Holdings Ltd. from 2011 to 2013, where he also served as Chairman of the Audit Committee.

Mr. Williams’s specific qualifications, experience, skills and expertise, which we believe qualify him to serve on the Board, include:

•	Core business skills, including financial and strategic planning; and
•	Expertise in financial management, financial reporting and financial department oversight.

Class III Directors – Terms Expiring at the 2025 Annual Meeting:

Mark Anderson joined GTCR LLC in 2000 and currently serves as a Managing Director of the firm. He previously worked at Bowles Hollowell Conner & Co. from 1998 to 2000. Mr. Anderson has served as a director of Lexipol since 2021, CommerceHub since 2018, Jet Support Services Inc. since 2020, and Vivid Seats since 2017. In addition, Mr. Anderson previously served as a director on past GTCR portfolio companies, including Beeline, CAMP Systems, Cision, Global Traffic Network, Land Lease Group, Landmark Aviation, Lytx and XIFIN, and was instrumental in other GTCR investments including Skylight Financial, Solera and Transaction Network Services. Mr. Anderson is a member of the Chicago-area Jefferson Scholars Selection Committee for the University of Virginia.

Mr. Anderson’s specific qualifications, experience, skills and expertise, which we believe qualify him to serve on the Board, include:

•	Core business skills, including financial and strategic planning; and
•	A deep understanding of the technology and e-commerce industries.

8	GOGO INC.

Robert L. Crandall is the former chairman and CEO of AMR Corporation and American Airlines. Mr. Crandall served as a member of the board of directors of Aircell, our predecessor company, from 2003 until January 2007.

Mr. Crandall’s specific qualifications, experience, skills and expertise, which we believe qualify him to serve on the Board, include:

•	Operating and management experience;
•	Core business skills, including financial and strategic planning; and
•	A deep understanding of the airline industry.

Christopher D. Payne served as the Chief Operating Officer of DoorDash Inc. from January 2016 to March 1, 2023, and will remain with DoorDash through a transition period until May 2023. Mr. Payne was formerly the CEO of Tinder, Inc. from March 2015 to September 2015, the Senior Vice President, North American Marketplaces of eBay Inc. from September 2010 to December 2014 and the founder and CEO of Positronic, Inc. from July 2007 until December 2008, when it was sold to eBay. Mr. Payne previously served as a Vice President at Amazon from 1998 to 2001 and a Vice President at Microsoft from 2001 to 2007. Mr. Payne also was on the board of directors of Rue La La from July 2011 to October 2013.

Mr. Payne’s specific qualifications, experience, skills and expertise, which we believe qualify him to serve on the Board, include:

•	Operating and management experience;
•	Core business skills, including financial and strategic planning; and
•	A deep understanding of the technology and e-commerce industries.

Selecting Nominees for Director

Our Board has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing and recommending to the Board nominees for director. In accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, in evaluating director candidates, recommends to the Board appropriate criteria for the selection of new directors based on the strategic needs of the Company and the Board, periodically reviews the criteria adopted by the Board and, if deemed desirable, recommends changes to such criteria.

Candidate Identification

The Nominating and Corporate Governance Committee is responsible for recommending to the Board nominees for election to the Board at each annual meeting of stockholders and for identifying one or more candidates to fill any vacancies that may occur on the Board. New candidates may be identified through recommendations from independent

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directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the Board, and stockholder recommendations. Evaluations of prospective candidates typically include a review of the candidates’ background and qualifications by the Nominating and Corporate Governance Committee, interviews with the Committee as a whole, one or more members of the Committee, or one or more other Board members, and discussions within the Nominating and Corporate Governance Committee and the full Board. The Nominating and Corporate Governance Committee then recommends candidates to the full Board, with the full Board selecting the candidates to be nominated for election by the stockholders or to be elected by the Board to fill a vacancy.

The Nominating and Corporate Governance Committee will consider director candidates proposed by stockholders as well as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the Board for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Corporate Secretary, c/o Gogo Business Aviation LLC, 105 Edgeview Drive, Suite 300, Broomfield, Colorado 80021. Our Bylaws set forth the timing and content requirements for direct nomination of an individual by a stockholder for election to the Board. For more information, see “Other Information for Stockholders—Stockholder Proposals and Director Nominations for 2024.” Director candidates identified by stockholders will be evaluated in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidates.

Candidate Evaluation

In evaluating each nominee, the Nominating and Corporate Governance Committee considers various criteria and qualifications for Board membership, including, but not limited to, the following: relevant knowledge and individual qualifications (including professional experience and understanding of the Company’s business environment); personal qualities of leadership (including strength of character, wisdom, judgment, ability to make independent analytical inquiries and the ability to work collegially with others); potential conflicts of interest, existing commitments to other businesses and legal considerations such as antitrust issues; independence under applicable SEC rules and regulations and the Nasdaq listing standards; and overall fit with the composition and expertise of the existing Board. The Nominating and Corporate Governance Committee also values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, race, ethnicity, skills and experience. When conducting a search, the Nominating and Corporate Governance Committee endeavors to include individuals who would add diversity to the Board in the qualified pool from which Board candidates are chosen.

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The Nominating and Corporate Governance Committee also makes recommendations to the Board to ensure it is composed of directors with sufficiently diverse and independent backgrounds, as shown in the below Board Diversity Matrix. Each of the categories listed in the below table is defined under Nasdaq listing standards.

Board Diversity Matrix as of April 27, 2023
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	1	8	—	—
Demographic Background
African American or Black	1	—	—	—
White	—	8	—	—

Director Independence

Under the Nasdaq listing standards, independent directors must comprise a majority of a listed company’s Board. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. In order to consider a director independent, the Board must affirmatively determine that he or she has no material relationship with Gogo Inc. and is independent under the independence criteria for directors established by Nasdaq, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the independence criteria adopted by the Board. The independence criteria adopted by the Board are set forth in the Company’s Corporate Governance Guidelines.

The Board undertook its annual review of director independence in 2023. As part of this review, the Board considered whether there were any relationships between each director or any member of his or her immediate family and the Company. The Board also examined whether there were any relationships between an organization of which a director is a partner, stockholder or executive officer and the Company. The purpose of this review was to determine whether any such relationships were inconsistent with a determination that a director is independent. As a result of this review, the Board affirmatively determined that nine of our ten directors are independent directors under the Nasdaq listing standards: Mark Anderson, Robert Crandall, Hugh Jones, Michele Coleman Mayes, Robert Mundheim, Christopher Payne, Charles Townsend and Harris Williams. The Board also affirmatively determined that all directors serving on the Audit Committee satisfy the independence

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requirements of Nasdaq and the SEC relating to audit committee members, and that all directors serving on the Compensation Committee satisfy the independence requirements of Nasdaq relating to compensation committee members.

Executive Sessions of Our Non-Management Directors

The Lead Independent Director and the full Board each have authority to require the Board to meet in executive sessions outside the presence of management. The independent directors meet in regularly scheduled executive sessions without management not less frequently than once per quarter.

Board Leadership Structure

As noted in our Corporate Governance Guidelines, the Board has no policy with respect to the separation of the offices of Chair and Chief Executive Officer. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chair and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. Periodically, our Board assesses the board leadership structure to ensure that it serves the interests of the Company and our stockholders and promotes the creation of long-term stockholder value.

Lead Independent Director

Mr. Thorne, our Chief Executive Officer, currently serves as the Chair of our Board, and as a result, our independent directors have selected Mr. Jones to act as Lead Independent Director pursuant to our Corporate Governance Guidelines. The Lead Independent Director has the following authorities and/or responsibilities: calling meetings of the Board; calling, and chairing, all meetings of the independent directors; serving as the primary liaison between the Chief Executive Officer and the independent directors, and coordinating the annual performance reviews of the Chair of the Board and Chief Executive Officer; approving meeting schedules, agendas and the information furnished to the Board to ensure the Board has adequate time and information for discussion; being available for consultation and direct communication with major stockholders as appropriate; and coordinating the activities of the other independent directors and perform such other duties as may be established or delegated by the independent directors.

Merits of our Current Structure

The Board believes that its current leadership structure is appropriate for the Company at this time. Our Chief Executive Officer and Chair has extensive knowledge of all aspects of the Company, our business and risks and our customers. This experience allows the Board to understand the Company better and work closely with management to enhance stockholder value. In addition, the Board believes that this structure helps it fulfill more effectively its risk oversight responsibilities and enhances the ability of the Chief Executive Officer and Chair to

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communicate effectively the Board’s view to management. Additionally, the Board believes that the responsibilities of the Lead Independent Director help to ensure appropriate oversight of the Company’s management by the Board and optimal functioning of the Board. The effectiveness of the Lead Independent Director is enhanced by the Board’s independent character. For more information, see “—Director Independence.”

Risk Oversight

Management’s Role in Risk Oversight

Management of the Company, including the Chief Executive Officer and other executive officers, is primarily responsible managing risks associated with the business, operations, and financial and disclosure controls. The Company’s executive officers, including the Executive Vice President, General Counsel and Secretary, report directly to our Chief Executive Officer, providing him with visibility into the Company’s risk profile. The head of the Company’s internal audit function regularly reports to the Audit Committee, and each of the Executive Vice President, General Counsel and Secretary and head of internal audit have private sessions with the Audit Committee on a regular basis.

Management has established a number of committees as a means to bring risk issues to the attention of senior management. The committees include the Risk Committee, the SOX Steering Committee, the Technology Oversight Committee, the Ethics Committee, the IT Governance Committee, and the Disclosure Committee. The foregoing committees meet at least quarterly (or more frequently if needed) other than the Technology Oversight Committee, which convenes upon the occurrence of certain events as outlined in the committee’s charter. The Risk Committee, which is comprised of all members of the senior management team, synthesizes operational and strategic issues discussed in other committee meetings to prepare a quarterly risk register that is presented to the Board.

The IT Governance Committee oversees the strategic governance and prioritization of the Company’s information security (including cybersecurity) and privacy initiatives to help protect our information assets and safeguard our network infrastructure for the business. The IT Governance Committee meets at least quarterly and is led by our Senior Vice President of Engineering, together with our leaders of information security and network engineering and consists of cross-functional leaders throughout the organization.

The output from these internal committees informs the creation of a risk register that is shared with the Board on a regular basis and serves as a focal point for enterprise risk management discussions with the Board. We typically organize enterprise risks into broad categories of strategic, operational, financial, legal and compliance or reputational risk. Risk identified through our risk management processes are prioritized and, depending on the probability and severity of the risk, escalated as appropriate. Senior management discuss these risks regularly with the risk owners within the businesses and at the corporate level. Risk

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leaders within the businesses and corporate functions are responsible for presenting risk assessments and key risks to senior management and, when appropriate, to the Board or the relevant committee of the Board. Refer to the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of key risks that could have a material adverse effect on our business, reputation, financial position and results of operations.

The Board’s Role in Risk Oversight

Risk assessment and risk management are the responsibility of the company’s management, and the Board has oversight responsibility for those processes. The Audit Committee assists with the oversight of the company’s enterprise risk management framework (including cybersecurity and data privacy), and the Board has also delegated specific risk oversight responsibility to committees of the Board based on the expertise of those committees. Our committee charters define the risk areas for which each committee has ongoing oversight responsibility, while the Board as a whole focuses on the most significant risks facing the Company. On a regular basis, reports of all committee meetings are presented to the Board, and the Board periodically conducts deep dives on key enterprise risks.

•

Audit Committee: Under its charter, the Audit Committee is responsible for reviewing and discussing our risk management practices, including the effectiveness of the systems and policies for risk assessment and risk management; the major financial risk exposures as well as the steps management has taken to monitor and control such exposures; any unusual material transactions; and management, internal auditor and independent auditor reviews regarding policies, procedures and monitoring related to the applicable laws and regulations. The Audit Committee also oversees our legal, regulatory, corporate compliance and ethics programs, as well as the internal audit function. In addition, the Audit Committee oversees the Company’s guidelines and policies with respect to assessing and managing cybersecurity risk, including programs established by management to monitor and control such risk.

•

Compensation Committee: The Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. For instance, in 2022 the Compensation Committee assessed the risks associated with the Company’s compensation practices and policies for employees, including a consideration of risk-mitigating factors in the Company’s compensation practices and policies (as discussed in “Compensation Discussion and Analysis—Compensation Risk Mitigation Measures”) and concluded that the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

14	GOGO INC.

•

Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee is tasked with overseeing and reviewing the Company’s corporate governance practices and policies, the Company’s environmental and social strategy and the related risks, and succession planning.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices that the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluations and succession planning, and board committees and compensation.

Our Corporate Governance Guidelines are available on the corporate governance section of our investor relations website at https://ir.gogoair.com.

Code of Business Conduct

We have a long-standing commitment to conduct our business in accordance with high ethical principles. Our Code of Business Conduct and Ethics applies to our directors, chief executive officer, chief financial officer, chief accounting officer and all other officers and employees. Our Code of Financial Ethics applies to our chief executive officer, chief financial officer, chief accounting officer and any other key employees performing finance or accounting functions. Copies of the Code of Business Conduct and Ethics and the Code of Financial Ethics may also be accessed on the corporate governance section of our investor relations website at https://ir.gogoair.com. We intend to disclose any future amendments to, or waivers from, the Code of Business Conduct and Ethics and the Code of Financial Ethics within four business days of the waiver or amendment through a website posting to the extent required by the rules and regulations of the SEC.

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Committees of the Board

Our Board has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table shows the current members of each committee and the number of meetings held during fiscal year 2022. The written charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees of our Board also are available on the corporate governance section of our investor relations website at https://ir.gogoair.com.

Director	Audit	Compensation	N&CG
Mark Anderson		✓	✓
Robert L. Crandall		✓
Hugh W. Jones	✓	✓
Michele Coleman Mayes	✓		✓*
Robert H. Mundheim		✓*	✓
Christopher D. Payne
Oakleigh Thorne
Charles C. Townsend		✓
Harris N. Williams	✓*
Number of meetings	5	5	3

✓= current committee member; * = chair

Audit Committee. Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes for managing business and financial risks, and our compliance with legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

During fiscal year 2022, our Audit Committee held five meetings. Our Audit Committee is currently composed of Messrs. Williams (chair) and Jones and Ms. Mayes. Each member of our Audit Committee meets the Nasdaq independence requirements, is financially literate, and is an independent director under Rule 10A-3 under the Exchange Act. Our Board has determined that Mr. Williams is an audit committee financial expert as defined by the SEC.

Compensation Committee. Our Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be

16	GOGO INC.

provided to, and employment agreements with, the executive officers and directors of the Company and its subsidiaries (including our Chief Executive Officer), establishing the general compensation policies of the Company and its subsidiaries and reviewing, approving and overseeing the administration of the employee benefits plans of the Company and its subsidiaries.

During fiscal year 2022, our Compensation Committee held five meetings. Our Compensation Committee is currently composed of Messrs. Mundheim (chair), Anderson, Crandall, Jones and Townsend. Each member of our Compensation Committee meets the Nasdaq independence requirements and is an outside director under Section 162(m) of the Internal Revenue Code. If all directors serving on our Compensation Committee do not meet the “non-employee director” requirements of Rule 16b-3 under the Exchange Act, our Compensation Committee will delegate to a special Section 16b-3 subcommittee consisting of those Compensation Committee members who meet such requirements the authority to approve grants of equity-based compensation subject to Section 16(b) of the Exchange Act. From time to time, our Compensation Committee also delegates authority to our Chief Executive Officer to approve equity grants to non-executive officers and other employees.

For additional information about our Compensation Committee’s processes and the role of executive officers and compensation consultants in determining compensation, see “Executive Compensation—Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates for election to our Board (including candidates proposed by stockholders), reviewing the composition of our Board and its committees, developing corporate governance guidelines and recommending them to our Board for approval, managing the Board’s annual self-evaluation process and developing and periodically reviewing succession plans for our Chief Executive Officer and such other officers as the Nominating and Corporate Governance Committee deems appropriate, and overseeing and reviewing the Company’s environmental and social strategy.

During fiscal year 2022, our Nominating and Corporate Governance Committee held three meetings. Our Nominating and Corporate Governance Committee is currently composed of Ms. Mayes (chair) and Messrs. Anderson and Mundheim. Each member of our Nominating and Corporate Governance Committee meets the Nasdaq independence requirements.

Meetings of the Board and Attendance at the Annual Meeting

Our Board held eight meetings during fiscal year 2022. Each of our directors attended at least 75% of the total number of meetings of the Board and any committees of which he/she was a member during the time in which such director served on the Board or any committee. It is the Board’s policy that our directors attend our annual meetings. All members of our Board attended the 2022 annual meeting of stockholders.

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Plurality Voting for Directors and Director Resignation Policy

The Company’s Bylaws provide for the election of directors by a plurality of the votes cast. This means that the three individuals nominated for election to the Board at the Annual Meeting who receive the highest number of “FOR” votes (among votes properly cast in person or by proxy) will be elected. In addition, it is the Company’s policy that if (i) a director ceases to be employed by his or her principal employer, commences employment with a new employer or, while remaining employed by the same employer, undergoes a significant change in his or her position or employment responsibilities, (ii) an independent director ceases to qualify as such, or (iii) a nominee for director, in an uncontested election of directors, receives a greater number of votes “withheld” from his or her election than votes “for” his or her election, the affected director will be required to promptly tender to the Board his or her resignation as director. The Nominating and Corporate Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject the resignation, and the Board will make such determination, based on a review of whether the individual continues to satisfy the Board’s membership criteria and any other matters that the Board may consider relevant to its determination.

Succession Planning and Management Development

We are focused on talent development at all levels within our organization. Among the key responsibilities of the Nominating and Corporate Governance Committee is to ensure that management establishes, and such committee oversees an effective executive succession plan. The Board regularly reviews the succession plans that support our overall business strategy, with a focus on key positions at the senior officer level. The Board recognizes that succession planning and talent management are closely connected to risk management. Potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including through diversity and recruiting.

Security Ownership Policies

The Company’s policies prohibit all directors and employees (as well as persons living in their household, including immediate family members) from engaging in short sales and transactions in puts, calls or other derivative transactions with respect to the equity of the Company or its affiliates. The Company’s policies also discourage all such insiders from engaging in hedging or monetization transactions involving securities of the Company or its affiliates (such as zero-cost collars and forward sale transactions), which allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. Any such insider wishing to enter into a hedging or monetization transaction must pre-clear it with the Company’s General Counsel at least two weeks before the proposed transaction. The General Counsel has discretion to reject any such transaction in its judgment. The Company further requires that pledges by directors and executive officers of securities of the Company or its affiliates be pre-approved by the Board or a Board-designated committee.

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Communications with the Board

Stockholders who wish to contact our Board may send written correspondence, in care of the Executive Vice President, General Counsel and Secretary, c/o Gogo Business Aviation LLC, 105 Edgeview Drive, Suite 300, Broomfield, Colorado 80021. Communications may be addressed to an individual director, to the non-management directors as a group or to the Board as a whole. Communications not submitted confidentially that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the office of the Executive Vice President, General Counsel and Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications marked as confidential will be distributed, without review by the office of the Secretary, to the director, or group of directors, to whom they are addressed. With respect to other correspondence received by the Company that is addressed to one or more directors, the Board requests that the following items not be distributed to directors: junk mail and mass mailings, product and services complaints, product and services inquiries, résumés and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

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EXECUTIVE OFFICERS

Our executive officers are designated by, and serve at the discretion of, our Board. There are no family relationships among any of our directors or executive officers. Our executive officers are as follows:

Executive Officer	Age	Position
Oakleigh Thorne	65	Chair of the Board and Chief Executive Officer
Sergio Aguirre	59	President and Chief Operating Officer
Jessica Betjemann	51	Executive Vice President and Chief Financial Officer
Leigh Goldfine	46	Vice President, Controller and Chief Accounting Officer
Crystal L. Gordon	44	Executive Vice President, General Counsel and Secretary
Karen Jackson	53	Executive Vice President, Chief People Experience Officer

Mr. Thorne’s biography and related information may be found above in the section titled “Our Board of Directors and Corporate Governance—Class I Nominees.” The following is biographical information for our other executive officers:

Sergio Aguirre joined us in February 2007, and after serving in various sales and management positions was promoted from President, Business Aviation to President and Chief Operating Officer in April 2022. From 2001 to 2007, Mr. Aguirre was employed as the director of sales for Securaplane Technologies Inc. Mr. Aguirre has more than 30 years’ experience in the aviation industry and has served in a variety of positions, including mechanics, sales, product development and management. Mr. Aguirre attended Orange Coast College and completed Harvard Business School’s Advanced Management Program.

Jessica Betjemann joined us in August 2016 as Vice President of Financial Planning & Analysis and became our Senior Vice President, Finance, and Chief Accounting Officer in August 2021 until her promotion to Executive Vice President and Chief Financial Officer in March 2023. Ms. Betjemann previously served as Vice President of Strategic Business Planning at Nokia in 2016 and held progressive senior leadership roles in strategy and business operations at Alcatel-Lucent from 2007 to 2015. Prior to that, Ms. Betjemann held various strategy and finance roles at Lucent Technologies and AT&T. Ms. Betjemann received her Master’s degree in Business Administration from the Stern School of Business at New York University and a Bachelor’s degree in Mathematics and Economics from Lafayette College in Easton, Pennsylvania.

Leigh Goldfine joined us as Vice President and Controller in October 2022 and was named to Vice President, Controller and Chief Accounting Officer in March 2023. Mr. Goldfine previously served as Assistant Controller for Intelsat’s Commercial Aviation

20	GOGO INC.

division since April 2021. Mr. Goldfine transferred to Intelsat following our Commercial Aviation division sale in December 2020, and he had previously served in several leadership roles in corporate accounting at the Company beginning in May 2010. From November 2005 to May 2010, Mr. Goldfine was promoted from a senior accountant to a manager of financial reporting for Richardson Electronics in LaFox, Illinois. Prior to his time at Richardson, he held accounting positions with Exelon Corporation and Trizec Properties after starting his career with accounting firm BDO Seidman in 2000. Mr. Goldfine earned both his Bachelor’s and Master’s degrees in Accounting from Wisconsin School of Business.

Crystal L. Gordon joined us as Executive Vice President, General Counsel and Secretary in November 2022. Ms. Gordon previously served as Senior Vice President, General Counsel and Head of Government Affairs and Corporate Secretary for Bristow Group Inc. from June 2020 to November 2022. Ms. Gordon was appointed to that position after helping lead the merger between Bristow Group Inc. and Era Group Inc. She previously served as Era’s Senior Vice President, General Counsel and Chief Administrative Officer starting in January 2019. From 2011 through 2018, Ms. Gordon served as the Executive Vice President, General Counsel and Corporate Secretary of Air Methods Corporation, an emergency air medical company operating over 400 aircraft throughout the U.S. Prior to her appointment at Air Methods Corporation, she worked in private practice as a corporate and securities lawyer with Davis Graham & Stubbs LLP, in Denver, Colorado. She also held several compliance roles in the financial services industry prior to attending law school. Ms. Gordon earned her Bachelor of Science degree in Biology from Santa Clara University and a Juris Doctor degree from the University of Denver Sturm College of Law.

Karen Jackson joined us in February 2015 as Senior Vice President, Human Resources. Ms. Jackson became our Executive Vice President, Chief People Experience Officer in February 2020. From November 2011 to January 2015, Ms. Jackson served as SVP, Human Resources of Acquity Group, a digital and marketing services firm acquired by Accenture, where she was responsible for the HR function and talent strategy across the business. From November 2009 to November 2011, Ms. Jackson held the position of VP, Corporate Strategy at Acquity Group, where she was responsible for driving Acquity Group’s growth initiatives. She received her Master’s degree in Business Administration from the Fuqua School of Business, Duke University and a Bachelor’s degree in Accounting from the University of Illinois, Urbana-Champaign.

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RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

We have adopted a written related person transactions policy pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, will not be permitted to enter into a related person transaction with us without the consent of our Audit Committee. Any proposed transaction between the Company and an executive officer, director, principal stockholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, must be presented to our Audit Committee for review, consideration and approval. Our directors, executive officers and employees are required to report any proposed related person transaction to our Audit Committee. In approving or rejecting the proposed transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we discover any related person transaction that has not been properly approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Related Person Transactions

Exchange Transaction

On April 1, 2021, we entered into an exchange agreement (the “Exchange Agreement”) with Silver (XII) Holdings, LLC (“GTCR”), an entity affiliated with Mark Anderson, pursuant to which GTCR agreed to exchange $105,726,000 aggregate principal amount of the Company’s 6.00% Convertible Senior Notes due 2022 (the “2022 Convertible Notes”) beneficially owned by GTCR for 19,064,529 shares of the Company’s common stock. Pursuant to the terms of the Exchange Agreement, GTCR has the right to designate one director for election to the Board and to have one Board observer, until GTCR ceases to own at least 40% of the shares of common stock held by GTCR immediately following consummation of the transactions contemplated by the Exchange Agreement (the “Board Fall-Away Date”). In the event the director designated by GTCR is not elected at any meeting of our stockholders to approve such designee, the Board will fill a vacancy, or increase the number of directorships of the Board to create a vacancy that the Board will fill, with GTCR’s designated nominee, provided that we have no obligation to appoint a particular designee if such individual has previously been nominated for election, but was not elected as a director at any meeting of our stockholders. Upon the Board Fall-Away Date, GTCR’s director designee would be required to tender his resignation from the Board, which resignation would be contingent upon the Board’s acceptance. GTCR has designated Mark Anderson to serve on the Board. At any time that GTCR does not have a director designee serving on the Board, it would no longer be entitled to an observer on the Board.

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Convertible Notes Transactions

On May 6, 2022, Thorndale Farm Private Equity Fund 2, LLC (“Thorndale”), an entity affiliated with Oakleigh Thorne, converted $8 million in aggregate principal amount of the 2022 Convertible Notes for 1,333,333 shares of the Company’s common stock in accordance with the terms of the 2022 Convertible Notes. Prior to conversion, the Company made cash interest payments in the amount of $240,000 to Thorndale.

Repurchase Transaction

In September 2022, the Company repurchased 1.5 million shares of its common stock from BlackRock, Inc. (“BlackRock”), a greater than 5% stockholder of the Company, in a private transaction for an aggregate purchase price of $18,345,000, or $12.23 per share.

Registration Rights Agreement

On December 31, 2009, we entered into a registration rights agreement with certain of our stockholders, including certain entities affiliated with Oakleigh Thorne, Charles Townsend and Robert Mundheim (as amended to date, the “Registration Rights Agreement”). The following description of the terms of the Registration Rights Agreement is intended as a summary only and is qualified in its entirety by reference to the Registration Rights Agreement filed as an exhibit to our Annual Report on Form 10-K filed on February 28, 2023. The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable the holders to trade these shares without restriction under the Securities Act, when the applicable registration statement is declared effective.

The demand and piggyback registration rights described below commenced 180 days after the closing of our initial public offering on June 26, 2013 and continue perpetually. We are not required to effect more than two demand registrations in any twelve-month period or any demand registration within 180 days following the date of effectiveness of any other registration statement. If the Board (or an authorized committee thereof), in its reasonable good faith judgment determines that the filing of a registration statement will materially affect a significant transaction or would force the Company to disclose confidential information which is adverse to the Company’s interest, then the Board may delay a required registration filing for periods of up to 90 days, so long as the periods do not aggregate to more than 120 days in a twelve-month period. Generally, in an underwritten offering, the managing underwriter has the right, subject to specified conditions, to limit the number of shares such holders may include. We will pay the registration expenses, other than underwriting discounts and commissions and certain counsel or advisor fees as described therein, of the shares registered pursuant to the demand and piggyback registrations described below.

Demand Registration Rights. Under the terms of the Registration Rights Agreement, stockholders that are a party to the agreement may, under certain circumstances and provided they meet certain thresholds described in the Registration Rights Agreement, make a written

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request to us for the registration of the offer and sale of all or part of the shares subject to such registration rights (the “Registrable Securities”). If we are eligible to file a registration statement on Form S-3 or any successor form with similar “short-form” disclosure requirements, the holders of Registrable Securities may make a written request to us for the registration of the offer and sale of all or part of the Registrable Securities provided that the Registrable Securities to be registered under such short-form registration have an aggregate market value, based upon the offering price to the public, equal to at least $15.0 million.

Piggyback Registration Rights. If we register the offer and sale of any of our securities (other than a registration statement relating to an initial public offering or on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) either on our behalf or on the behalf of other security holders, the holders of the Registrable Securities under the Registration Rights Agreement are entitled to include their Registrable Securities in the registration, subject to certain exceptions relating to “block trades” effectuated pursuant to the terms of the GTCR Registration Rights Agreement (as defined below). The managing underwriters of any underwritten offering may limit the number of Registrable Securities included in the underwritten offering if the underwriters believe that including these shares would have a materially adverse effect on the offering. If the number of Registrable Securities is limited by the managing underwriters, the securities to be included first in the registration will depend on whether we or certain holders of our securities initiate the piggyback registration. If we initiate the piggyback registration, we are required to include in the offering (i) first, the securities we propose to sell and (ii) second, the securities all selling security holders propose to sell (including holders of Registrable Securities and GTCR Registrable Securities (as defined below)), pro rata, on the basis of the number of securities owned by each such holder. If a holder of GTCR Registrable Securities initiates the piggyback registration in connection with an underwritten offering, it is required to include in the offering (i) first, the GTCR Registrable Securities the holders thereof propose to sell, (ii) second, the Registrable Securities the holders thereof propose to be included in such registration, pro rata, on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, the securities we propose to sell. If a holder, other than a holder of Registrable Securities or GTCR Registrable Securities, initiates the piggyback registration in connection with an underwritten offering, it is required to include in the offering (i) first, the securities all selling security holders propose to sell (including holders of Registrable Securities and GTCR Registrable Securities), pro rata, on the basis of the number of securities owned by each such holder, and (ii) second, the securities we propose to sell.

GTCR Registration Rights Agreement

On April 9, 2021, and in connection with the Exchange Agreement, we entered into a registration rights agreement (as amended to date, the “GTCR Registration Rights Agreement”) with GTCR and Silver (Equity) Holdings, LP (“Silver Equity” and, together with GTCR, the “GTCR Affiliates”), entities affiliated with our director, Mark Anderson. The following description of the terms of the GTCR Registration Rights Agreement is intended as

24	GOGO INC.

a summary only and is qualified in its entirety by reference to the GTCR Registration Rights Agreement filed as an exhibit to our Annual Report on Form 10-K filed on February 28, 2023. The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable GTCR or its permitted assignees to trade these shares without restriction under the Securities Act, when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions and certain counsel or advisor fees as described therein, of the shares registered pursuant to the demand and piggyback registrations described below.

Demand Registration Rights. Under the terms of the GTCR Registration Rights Agreement, the stockholders that are party to the agreement may, under certain circumstances, make or be deemed to have made a written request to us for the registration of the offer and sale of all or part of the shares subject to such registration rights (the “GTCR Registrable Securities”). In addition, we are required to file a shelf registration statement on Form S-3 (or, if not then available to the Company, a Form S-1) (a “Shelf Registration Statement”) providing for the registration of, and the sale or distribution from time to time on a continuous or delayed basis of, the GTCR Registrable Securities. The holders of the GTCR Registrable Securities and their permitted assignees have the right to an unlimited number of take-downs from any Shelf Registration Statement, subject to a maximum of three underwritten take-downs over any 12-month period and each such take-down being for a minimum of $50.0 million in gross proceeds (except no minimum shall apply if such offering is for all of the remaining GTCR Registrable Securities), in each case, subject to customary black-out and suspension periods.

Piggyback Registration Rights. If we register the offer and sale of any of our securities (other than a registration statement relating to an initial public offering or on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) either on our behalf or on the behalf of other security holders, the holders of GTCR Registrable Securities and their permitted assignees are entitled to include the GTCR Registrable Securities in the registration, subject to certain exceptions relating to “block trades” effectuated by stockholders party to the Registration Rights Agreement. The managing underwriters of any underwritten offering may limit the number of GTCR Registrable Securities included in the underwritten offering if the underwriters believe that including these shares would have a materially adverse effect on the offering. If the number of GTCR Registrable Securities is limited by the managing underwriters, the securities to be included first in the registration will depend on whether we or certain holders of our securities initiate the piggyback registration. If we initiate the piggyback registration, we are required to include in the offering (i) first, the securities we propose to sell, (ii) second, the Registrable Securities and GTCR Registrable Securities the holders thereof propose to sell, pro rata, on the basis of the number of securities owned by each such holder and (iii) third, the securities other holders, other than holders of Registrable Securities and GTCR Registrable Securities the holders thereof propose to sell, pro rata, on the basis of the number of securities owned by each such holder. If a holder of Registrable Securities initiates the piggyback registration in

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connection with an underwritten offering, it is required to include in the offering (i) first, the Registrable Securities the initiating holders thereof propose to sell, (ii) second, the Registrable Securities the non-initiating holders thereof propose to sell, pro rata, on the basis of the number of Registrable Securities owned by each such holder, (iii) third, the GTCR Registrable Securities the holders thereof propose to sell, pro rata, on the basis of the number of GTCR Registrable Securities owned by each such holder, (iv) fourth, the securities we propose to sell and (v) fifth, the securities other holders, other than holders of the Registrable Securities and GTCR Registrable Securities, propose to sell, pro rata, on the basis of the number of securities owned by each such holder. If a holder, other than a holder of Registrable Securities or GTCR Registrable Securities, initiates the piggyback registration in connection with an underwritten offering, it is required to include in the offering (i) first, the securities all selling security holders propose to sell (including holders of Registrable Securities and GTCR Registrable Securities), pro rata, on the basis of the number of securities owned by each such holder, and (ii) second, the securities we propose to sell.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of April 13, 2023 regarding the beneficial ownership of our common stock by:

•	each person, or group of persons, who is known to beneficially own more than 5% of any class of our common stock;
•	each of our directors;
•	each of the named executive officers, as defined in “Compensation Discussion and Analysis”; and
•	all of our directors and current executive officers as a group.

In accordance with SEC rules, beneficial ownership includes sole or shared voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable and/or restricted stock units (“RSUs”) that vest (i) within 60 days of the determination date, which in the case of the following table is April 13, 2023 or (ii) in the case of directors or executive officers, upon termination of service other than for death, disability or involuntary termination. Shares issuable pursuant to those stock options or underlying other equity awards, including RSUs, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Under these rules, more than one person may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities in which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The percentage of beneficial ownership is based on 128,586,011 shares of our common stock outstanding as of April 13, 2023.

Except as otherwise noted below, the address for each person listed on the table is c/o Gogo Inc., 105 Edgeview Dr., Suite 300, Broomfield, Colorado 80021.

Name of Beneficial Owner	Number of Shares	Percent
5% Stockholders
Entities affiliated with GTCR(1)	31,739,011	24.7%
Oakleigh Thorne and affiliated entities(2)(3)(4)	28,575,217	22.1%
BlackRock, Inc.(5)	9,773,039	7.6%
Directors and Named Executive Officers
Mark Anderson(4)	—	*	%
Robert L. Crandall(3)(4)	241,238	*	%
Hugh W. Jones(3)(4)	167,382	*	%
Michele Coleman Mayes(3)(4)	124,560	*	%
Robert H. Mundheim(3)(4)	279,623	*	%

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Name of Beneficial Owner	Number of Shares	Percent
Christopher D. Payne(3)(4)	157,113	*	%
Oakleigh Thorne and affiliated entities(2)(3)(4)	28,575,217	22.1%
Charles C. Townsend(3)(4)	3,704,725	2.9%
Harris N. Williams(3)(4)	165,016	*	%
Sergio Aguirre(3)	304,794	*	%
Jessica Betjemann(3)	101,875	*	%
Marguerite Elias(3)	428,681	*	%
Karen Jackson(3)	235,057	*	%
Barry Rowan(3)	688,100	*	%
All directors and current executive officers as a group (13 persons)(6)	34,056,600	26.0%

*	Represents beneficial ownership of less than one percent (1%).

(1)

Based on a Schedule 13D/A jointly filed with the SEC on April 13, 2021 by Silver (Equity Holdings), LP, Silver (XII) Holdings, LLC, GTCR Partners XII/A&C LP and GTCR Investment XII LLC. Silver (Equity Holdings), LP directly owns 12,674,482 shares of common stock and Silver (XII) Holdings, LLC directly owns 19,064,529 shares of common stock. GTCR Partners XII/A&C LP, solely in its capacity as the sole general partner of Silver (Equity Holdings), LP and the manager of Silver (XII) Holdings, LLC, and GTCR Investment XII LLC, solely in its capacity as the sole general partner of GTCR Partners XII/A&C LP, may be deemed to possess indirect beneficial ownership of the shares of common stock directly owned by Silver (Equity Holdings), LP and Silver (XII) Holdings, LLC. The address of each of the foregoing entities is 300 North LaSalle Street, Suite 5600, Chicago, IL 60654.

(2)

Includes 100 shares held directly by Mr. Thorne’s spouse, 27,118,600 shares held directly by Thorndale Farm Gogo, LLC (“Thorndale Farm”), and 139,536 shares held directly by OAP, LLC (“OAP”). Thorndale Farm, Inc. (“Thorndale Farm”) is the managing member of Thorndale Farm LLC. Mr. Thorne serves as the chief executive officer of Thorndale Farm and, accordingly, may be deemed to have beneficial ownership of the shares held by Thorndale Farm LLC. In addition, Mr. Thorne serves as the managing member of OAP and, accordingly, may be deemed to have beneficial ownership of the shares held by OPA. Mr. Thorne disclaims beneficial ownership over such securities except to the extent of any pecuniary interest therein. Information concerning beneficial ownership by Thorndale Farm LLC and OAP is based on a Form 4 filed with the SEC on March 14, 2023 by Mr. Thorne. The address of each of the foregoing persons or entities is c/o Thorndale Farm Gogo, 63 Front St., P.O. Box 258, Millbrook, NY 12545.

(3)

Includes shares of our common stock issuable upon the exercise of options within 60 days of April 13, 2023. These amounts include the following number of shares of our common stock for the following individuals: Mr. Crandall, 162,304; Mr. Jones, 117,382; Ms. Mayes, 123,660; Mr. Mundheim, 153,879; Mr. Payne, 155,613; Mr. Thorne, 781,766; Mr. Townsend, 162,304; Mr. Williams, 156,026; Mr. Aguirre, 201,390; Ms. Betjemann, 45,026; Ms. Elias, 257,045; Ms. Jackson, 115,701; Mr. Rowan, 368,164; and all executive officers and directors as a group, 2,800,260.

(4)

Excludes shares of our common stock issuable upon settlement of vested and outstanding deferred stock units (“DSUs”). Vested DSUs are settled 90 days after the director or executive officer, as applicable, ceases to serve as such. These amounts are the following number of vested DSUs for the following individuals: Mr. Anderson, 30,478; Mr. Crandall, 150,444; Mr. Jones, 98,386; Ms. Mayes, 137,888; Mr. Mundheim, 154,300; Mr. Payne 133,243; Mr. Thorne, 40,611; Mr. Townsend, 147,700; Mr. Williams, 109,867; and all directors and executive officers as a group, 1,002,917.

(5)	Based on a Schedule 13G filed February 3, 2023 by BlackRock, Inc. (“BlackRock”) with the SEC. BlackRock, in its capacity as a parent holding company, reported that as of December 31, 2022 it

28	GOGO INC.

beneficially owns 9,773,039 shares of our common stock and that it has sole voting power over 9,664,766 shares and sole dispositive power over 9,773,039 shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(6)

All directors and current executive officers as a group includes all the directors listed in this table, all named executive officers (other than Ms. Elias, who transitioned to the role of Special Adviser to the CEO effective November 3, 2022, and Mr. Rowan, who resigned from the Company effective March 10, 2023) and Ms. Gordon.

2023 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

In this “Compensation Discussion and Analysis,” we provide an overview of the Company’s executive compensation program, including a discussion of our compensation philosophy, policies and practices. We also review the 2022 compensation of our named executive officers (each, a “NEO”) and discuss and analyze the compensation decisions made by the Compensation Committee in 2022.

Under SEC rules, our “NEOs” include the following: (1) our Chief Executive Officer and Chief Financial Officer; (2) our three most highly compensated executive officers in 2022 (other than our Chief Executive Officer and Chief Financial Officer) still serving as executive officers as of December 31, 2022; and (3) up to two additional individuals who stepped down as executive officers of the Company during 2022, but who would have otherwise been among the year’s three most highly compensated executive officers (other than our Chief Executive Officer and Chief Financial Officer). The NEOs discussed in this “Compensation Discussion and Analysis” and the related compensation tables are listed below. Due to Marguerite M. Elias’s retirement during the year, we had six NEOs for 2022. Effective November 3, 2022, Ms. Elias retired as our Executive Vice President, General Counsel and Secretary, and was succeeded by Crystal L. Gordon. Additionally, the titles below shown for Barry Rowan and Jessica Betjeman reflect the positions they held in 2022, as Ms. Betjemann replaced Mr. Rowan as Executive Vice President and Chief Financial Officer effective March 11, 2023.

Name	Title
Oakleigh Thorne	Chief Executive Officer

Barry Rowan	Former Executive Vice President and Chief Financial Officer

Sergio Aguirre	President and Chief Operating Officer(1)

Marguerite M. Elias	Former Executive Vice President, General Counsel and Secretary(2)

Karen Jackson	Executive Vice President and Chief People Experience Officer

Jessica Betjemann	Former Senior Vice President, Finance and Chief Accounting Officer

(1)	Mr. Aguirre served as President, Business Aviation (also an “executive officer” title) until his promotion to President and Chief Operating Officer effective April 1, 2022.

(2)

Ms. Elias agreed to serve as Special Advisor to the Chief Executive Officer (a non-“executive-officer” role) for six months following November 3, 2022 in order to assist in the transition of her responsibilities.

Executive Summary

The Compensation Committee has the overall responsibility for approving the compensation program for our NEOs and making all final compensation decisions regarding

30	GOGO INC.

our NEOs. The Compensation Committee strives to implement compensation policies and practices consistent with our values and supporting the successful recruitment, development and retention of NEO talent so we can achieve our business objectives and optimize our long-term financial returns.

Our compensation programs are intended to align our NEOs’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes, with the objective of increasing long-term stockholder value and supporting the shorter-term business goals we believe are necessary to effect such an increase. In line with our pay-for-performance philosophy, the total compensation received by our NEOs will vary based on the financial results of the Company as well as progress made against identified strategic and/or operational goals.

We employ several practices that reflect the Company’s compensation philosophy, as reflected below.

What We Do	What We Don’t Do

✓  Maintain a robust “claw-back” policy.

✓  Incorporate a variety of challenging corporate performance measures in our cash bonus plan.

✓  Require executive officers to adhere to stock ownership guidelines.

✓  Conduct an annual risk assessment of our compensation practices.

✓  Pay a significant portion of compensation in long-term incentive-based equity awards.

✓  Engage an independent compensation consultant to support and advise us.

×   Maintain any tax gross-up arrangements.

×   Provide special retirement benefits designed solely for executive officers.

×   Provide “perquisites” or other executive benefits based solely on rank.

×   Pay guaranteed bonuses.

×   Encourage excessive risk-taking.

2023 Proxy Statement	31

Our NEOs’ total compensation is comprised of a mix of base salary, annual cash bonuses based on achievement of financial or strategic performance goals and long-term equity awards. These elements are summarized below.

Element	Purpose
Annual salary: our short-term element of compensation, which is paid bi-weekly.	Provide a predictable annual income at a level consistent with the individual contributions of our executive officers.
Annual cash bonuses: our medium-term element of compensation, which are paid annually to our executive officers subject to the achievement of challenging, pre-set performance metrics.	Link our executive officers’ compensation to the Company’s overall annual performance.
Long-term equity awards: our long-term element of compensation, which are typically granted every year.

Promote long-term leadership and align the interests of our executive officers with those of our stockholders, while their vesting schedules assist us in retaining our executive officers as they oversee key business objectives.

Our Executive Compensation Philosophy and Objectives

The executive compensation program has been designed to provide a total compensation package that will accomplish the following objectives:

•

Attract, retain, motivate and reward: Attract, retain, motivate and reward talented, high-performing executives who possess the skills to achieve innovation and growth objectives in our competitive industry;

•	Stockholder alignment: Emphasize incentive pay with a focus on equity compensation, thus aligning the interests of our executives with those of our stockholders;
•	Pay for performance: Align executive compensation elements with both short-term and long-term Company performance; and
•	Competitive compensation: Set executive compensation at levels competitive with peer companies and consistent with market practice.

Compensation Governance

Role of our Compensation Committee. The Compensation Committee, which consists entirely of independent directors, oversees our executive compensation programs and met throughout 2022. The Compensation Committee administers our annual cash bonus and long-term equity incentive plans and reviews performance levels relevant to compensation. It also determines the compensation of all executive officers and seeks to ensure that all executive compensation is fair and aligned with our compensation philosophy. As discussed below, the

32	GOGO INC.

Compensation Committee reviews all of the information presented and discusses the recommendations with the Chief Executive Officer and with our compensation consultant. In making decisions regarding pay levels and practices for our NEOs, the Compensation Committee considers various factors, including absolute corporate performance relative to our objectives, creation of long-term value for our stockholders and stockholder views on compensation and feedback from stockholders and proxy advisers. The duties and responsibilities of the Compensation Committee are laid out in its charter, which can be found on our website, and described above under “Our Board of Directors and Corporate Governance—Committees of the Board.”

Role of our Compensation Consultant. The Compensation Committee retained Compensation Strategies, Inc. (“CSI”) to provide executive compensation consulting services to the Committee during 2022. CSI provides compensation data, analysis and guidance to the Compensation Committee, which the Compensation Committee uses when making decisions regarding our executive compensation programs and establishing the compensation of our executive officers. Decisions on which CSI advised the Committee during 2022 included approval of the 2022 annual bonus program, the form and level of equity awards to executive officers, base salary, the level of target bonuses for executive officers and the assessment of our directors’ compensation. CSI also updated the peer group data that the Committee uses as a factor in its compensation determinations. See “—Role of Peer Companies and Competitive Positioning” below. CSI did not perform any other services for the Company in 2022. As part of its annual independence assessment during fiscal 2022, the Compensation Committee also considered the six factors specified by the SEC in Rule 10C-1 and by Nasdaq Stock Market Rule 5605(d)(3)(D) to monitor the independence of its compensation consultant and determined that CSI’s services did not raise a conflict of interest.

Role of our Executive Officers. Our Chief Executive Officer participates in Compensation Committee meetings and makes recommendations to our Compensation Committee with respect to the determination of components of compensation (including equity), compensation levels and performance targets for our executives (other than himself). These recommendations are based on the Chief Executive Officer’s assessment of the Company and the executives’ individual performance, as well as data from the compensation consultant. When considering compensation for retention purposes, the Compensation Committee looks to the Chief Executive Officer and Chief People Experience Officer for their input regarding the importance of retaining a particular employee or group of employees. The Compensation Committee meets formally and informally without executive management to discuss its compensation philosophy and approach and makes its decisions regarding NEO compensation in executive sessions with only its independent consultant and/or outside counsel present. The Compensation Committee then determines the form and level of executive compensation in its sole discretion.

Role of our Peer Companies and Competitive Positioning. As part of its review of executive compensation for 2022, the Compensation Committee reviewed the executive compensation arrangements at peer group companies. In general, the Compensation

2023 Proxy Statement	33

Committee does not target compensation to any peer group percentile data, but instead uses peer group data with a goal of providing total compensation opportunities for the NEOs at levels that fairly compensate them and are competitive with executives in similar positions with similar responsibilities at comparable companies. For 2022, the Compensation Committee retained the peer group previously updated in 2021 with the assistance of CSI. The peer group included companies in the Internet software and services, communications and satellite industries based on special financial criteria, including, but not limited to, revenue and market capitalization. The peer group was composed of the following 21 companies:

ATN International, Inc.	Aviat Networks, Inc.
Bandwidth Inc.	Boingo Wireless, Inc.
Bottomline Technologies, Inc.	Calix, Inc.
Cogent Communications Holdings, Inc.	CommVault Systems, Inc.
Comtech Telecommunications Corp.	Digi International, Inc.
GlobalStar, Inc.	Inseego Corp.
Iridium Communications Inc.	KVH Industries, Inc.
Limelight Networks, Inc.	NIC Inc.
Ooma, Inc.	ORBCOMM Inc.
Perficient, Inc.	Ribbon Communications, Inc.
Spok Holdings, Inc.

Using this peer group (after applying a regression analysis to size-adjust compensation levels to a company with annual revenues equal to the Company’s revenues), CSI provided the Compensation Committee with comparative assessments for our NEOs’ base salaries, target bonuses, long-term equity compensation and total compensation. The Compensation Committee then reviewed this data to evaluate whether our NEOs’ compensation was within a reasonably competitive range, fair for the services rendered, and reflective of their experience and scope of responsibilities, and to help set their 2022 compensation.

Role of our Stockholders. The Compensation Committee is committed to regularly reviewing, assessing and, when appropriate, adjusting the Company’s compensation programs based on feedback from our stockholders. The Compensation Committee also considers the outcome of stockholder advisory votes on executive compensation, or “say-on-pay” votes, when making decisions relating to the compensation of our NEOs and our executive compensation programs. At our 2022 annual meeting of stockholders, approximately 99% of the stockholders who voted on “say-on-pay” voted in favor. The Compensation Committee believes that the voting results conveyed continued support for the philosophy, strategy and objectives of our executive compensation program, and thus determined that significant changes to our program were not warranted in 2022 as a result of the outcome of such vote.

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Elements of Compensation for 2022

Base Salary

We provide a base salary to our NEOs to compensate them in cash at a fixed amount for services rendered on a day-to-day basis during the year. We strive to set base salaries at levels that are competitive with companies included in our peer group for NEOs in similar positions with similar responsibilities. The base salaries of NEOs are reviewed annually and adjusted when appropriate to reflect individual roles and performance as well as market conditions.

In 2022, each of our NEOs received the base salary set forth in “Executive Compensation Tables—Summary Compensation Table” under “Salary.” Each of our NEOs is party to an employment agreement, and pursuant to the terms of each employment agreement, the base salaries are reviewed at least annually. In March 2022, the Compensation Committee determined to make no increases to the base salaries of our NEOs, except with respect to Mr. Aguirre and Ms. Betjemann. Mr. Aguirre’s salary was increased from $375,000 to $400,000, in connection with his promotion from President, Business Aviation to President and Chief Operating Officer, effective April 1, 2022. Ms. Betjemann’s salary was increased from $300,000 to $325,000, effective April 1, 2022, to further align her total compensation with market pay practices. As a result, the salaries shown for Mr. Aguirre and Ms. Betjemann in the Summary Compensation Table for 2022 reflect prorated salaries based on these mid-year increases. Additionally, following her retirement effective November 3, 2022, Ms. Elias received the remainder of her salary for 2022 while she acted as Special Adviser to the Chief Executive Officer.

Annual Cash Bonuses

We maintain an annual cash bonus plan for our NEOs, among other employees, under which we grant performance-based cash bonuses. We use annual cash bonuses to reward our NEOs for the achievement of Company performance goals. These performance-based bonuses are intended to motivate our NEOs to focus on particular performance measures chosen by the Compensation Committee. We utilize the same NEO performance measures for other bonus eligible employees within the Company. The Compensation Committee selects performance measures that are aligned with our financial and strategic goals to incentivize the achievement of objectives that it believes will improve both short-term and long-term stockholder value.

Our NEOs’ employment agreements provide for a minimum target bonus equal to a specified percentage of base salary. In March 2022, the Compensation Committee determined to leave the percentage levels of salary to be paid for performance at target levels for our NEOs unchanged from 2021, with Mr. Thorne at 100%, Mr. Rowan at 90%, Mses. Elias and Jackson at 75% and Ms. Betjemann at 50%, except that Mr. Aguirre’s target bonus was increased from 75% to 80% effective April 1, 2022 in connection with his above-noted promotion (which resulted in a prorated target bonus for 2022 of 78.8%).

2023 Proxy Statement	35

In March 2022, the Compensation Committee approved the Company’s 2022 bonus plan, with bonuses to be determined based on two financial objectives and three other strategic objectives considered by the Compensation Committee as important drivers of growth. The target goals under each of these objectives (weighted equally at 20% of target bonus each) were as follows:

•	Total revenue of $384.7 million (“Revenue Metric”);
•	Adjusted EBITDA (as defined below) minus capital expenditures (“Adjusted EBITDA less CapEx Metric”) of $98.6 million;
•	Shipments of our AVANCE™ platform of 1,075 units excluding those for 5G (“AVANCE Metric”);
•	The commercial launch of our fourth ATG network (Gogo 5G), with 150 sites deployed by the end of October 2022 (“5G Metric”); and
•

Progress toward the development of our Global Broadband product / service, with the scope, schedule, release, plan, and requirements identified; and authorization to proceed into development with a commitment by the Company to allocate the required resources by the end of the second quarter of 2022 (“GBB Metric”).

As defined in the 2022 bonus plan, the Adjusted EBITDA less CapEx Metric represents net income attributable to common stock before interest expense, interest income, income taxes and depreciation and amortization expense and adjusted for stock-based compensation, minus capital expenditures for continuing operations. For purposes of the 2022 bonus plan, Adjusted EBITDA also excludes expenditures associated with the development of our Global Broadband product / service. See “Part 1. Business” of our 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on February 28, 2023 for further information regarding our AVANCE L3 and L5 systems, as well as our ongoing development of the Gogo 5G ATG network and Global Broadband product / service.

The target performance levels for the Revenue Metric, Adjusted EBITDA less CapEx Metric and AVANCE Metric were based on the Company’s 2022 budget. The target performance levels for the 5G Metric and GBB Metric were determined after consideration of the Company’s business objectives. For the Revenue Metric, Adjusted EBITDA less CapEx Metric and AVANCE Metric, there was a minimum performance level ranging from 86% to 97% of target, depending on the metric. For the 5G Metric and GBB Metric, there was a minimum performance level consisting of the achievement of the target level in 2022. In each case, 50% of the portion of the target bonus correlating to the metric would be earned if the minimum performance level was achieved, with performance below that level resulting in zero payout of the applicable portion of the target bonus. For the Revenue Metric, Adjusted EBITDA less CapEx Metric and AVANCE Metric, there was a maximum performance level ranging from 103% to 123% of target, depending on the metric. For the 5G Metric, there was a maximum performance level consisting of achievement of the target level and achievement of an additional milestone for the sale of 5G units by the end of 2022. For the GBB Metric, there was a maximum performance level consisting of achievement of the target level and the execution of related partner agreements with a satellite network provider and an antenna

36	GOGO INC.

provider for the Global Broadband product / service by the end of the third quarter of 2022. In each case, 150% of the portion of the target bonus correlating to the metric would be earned if the maximum performance level was achieved.

The Compensation Committee established a sliding scale for determination of payouts. Additionally, in order for the 5G Metric and GBB Metric to pay out at all, the Company had to meet at least the 50% minimum performance level for the Adjusted EBITDA less CapEx Metric. Achievements in 2022 against the financial and strategic targets established under the 2022 bonus plan were as follows:

•	Total revenue of $404.1 million (resulting in a 150% payout of the associated portion of the target bonus);
•	Adjusted EBITDA less CapEx of $128 million (resulting in a 150% payout of the associated portion of the target bonus);
•	1,334 incremental AVANCE units shipped (resulting in a 150% payout of the associated portion of the target bonus); and
•

Achievement of the target level of development of the Global Broadband system approved by the end of the second quarter of 2022, in addition to the execution of partner agreements with Network Access Associates, Ltd. (“OneWeb”) (for satellite network services, signed in May 2022) and Hughes Network Systems, LLC (“Hughes”) (for antenna services, signed in June 2022) (resulting in a 150% payout of the associated portion of the target bonus).

Considering these achievements, and that we did not meet the threshold performance level for the 5G Metric, each of our NEOs received a bonus payout equal to 120% of target bonus, which was the blended amount payable based on the performance achievement against each metric. In Ms. Elias’s case, the Compensation Committee determined not to prorate her target bonus and instead determined to pay her a bonus consistent with a full year of service, as she acted as Special Adviser to the Chief Executive Officer following her retirement in November 2022. The 2022 annual bonus amounts paid to our NEOs are set forth in the “Non-Equity Incentive Plan Compensation” column of “Executive Compensation Tables—Summary Compensation Table.”

Equity-Based Compensation

We believe that equity compensation is a key component of our overall compensation structure and critically important to our ability to attract and retain top talent, and that equity-based awards align the interests of our NEOs with the interests of our equity holders and encourage our NEOs to focus on the long-term performance of our business. Additionally, we believe equity awards provide an important retention tool for our NEOs, as they are subject to multiyear vesting and have in some cases been subject to performance-based vesting requirements. In 2022, equity awards were granted under the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan (the “2016 Omnibus Plan”).

2023 Proxy Statement	37

Prior to 2021, we granted equity to our NEOs using a combination of restricted stock grants and stock options. Following the December 2020 closing of the reorganization of our operations with the separation and disposition of the CA business, the Compensation Committee reviewed our equity-based compensation program in light of the Company’s then-current circumstances and needs. The Compensation Committee recognized that prior experiences with “underwater” stock options had adversely impacted the effectiveness of options as an incentive device for the Company. Further, because of the then-extreme volatility in our stock price, the Compensation Committee concluded that the Black-Scholes value of our stock options would significantly exceed the value attributed to the options by our employees and directors. After consulting with our Chief Executive Officer and Chief People Experience Officer, the Compensation Committee also concluded that, because of the additional organizational and operational changes and uncertainties in a transitional period for the Company, employee retention was of paramount importance. Accordingly, the Compensation Committee determined that in 2021 equity-based compensation for employees, including our NEOs, would be granted exclusively in the form of time-based vesting RSUs. In March 2022, the Compensation Committee revisited the topic of the appropriate mix of equity awards, considering the practices of peer group companies, the importance of retention during a continuing transformative time for the Company’s business, and the feasibility of setting performance goals that were challenging and motivational yet still reasonably linked to the Company’s projected long-term objectives. As a result of such analysis, the Compensation Committee decided to keep the mix unchanged in 2022 and made annual grants to the NEOs consisting solely of time-based vesting RSUs vesting in four equal annual installments. In determining the size of the equity grants to our NEOs, the Compensation Committee took into account past performance, anticipated contribution to our long-term goals, market data for NEOs in similar roles at peer companies, and total compensation of our NEOs as compared to peer companies. The Compensation Committee also considered share usage over time, or “burn rate,” of all employee equity grants in 2022, in order to employ maximum efficiency in share usage under the equity compensation program while maximizing the retention and incentive elements of the awards.

For further information regarding the RSU grants, see “Executive Compensation Tables—Summary Compensation Table” and “Executive Compensation Tables—Grants of Plan-Based Awards.”

Employment and Other Agreements with NEOs

We entered into employment agreements with each of our NEOs that include the specific terms set forth below. We believe that having employment agreements with our NEOs is beneficial to us because it provides retentive value and subjects the NEOs to restrictive covenants. See “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” for details regarding these agreements. We also entered into change in control agreements with each of our NEOs (other than Mr. Thorne, whose employment agreement provides for certain enhancements to severance following a change in control) to assure the NEO’s that they will

38	GOGO INC.

be protected in the event of certain terminations of employment prior to or following a change in control of the Company. For more information, see “executive Compensation Tables-Narrative to Summary Compensation Table and Grants of Plan-Based Awards table-Change in Control Agreements.

Certain Changes in 2022 to NEO Compensation Arrangements

As previously disclosed in our current report on Form 8-K filed on March 29, 2022, on March 25, 2022 we promoted Mr. Aguirre, effective April 1, 2022, to become our President and Chief Operating Officer and we amended the employment agreements of each of Messrs. Thorne and Aguirre and Ms. Jackson to provide incentives for their retention through fixed transition terms (except for Mr. Aguirre, whose agreement provides for automatic renewal, and Ms. Jackson, whose agreement expressly contemplates the possibility of extension). Except for Mr. Aguirre, whose base salary was increased to reflect his new position, the amendments did not adjust the base salary or bonus structure for the above NEOs. The amendments generally provide that if an NEO’s employment is terminated by the Company without cause or by the NEO for good reason, then subject to compliance with certain conditions, the NEO will be entitled to (i) continuance of base salary for twelve months, or in the case of Mr. Thorne, a lump sum payment of twelve months of base salary and target bonus, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for twelve months following termination of employment, (iii) payment of any earned but unpaid salary, (iv) payment of any business expenses incurred but not reimbursed, (v) payment of any approved but unpaid bonus award, (vi) a prorated portion of any award under the annual bonus program for the year of termination, and (vii) accelerated vesting of certain outstanding equity awards and adjustments to the exercisability of all vested stock options.

The amendments also made certain adjustments to the definitions of good reason in the employment agreements of Ms. Jackson, and in the change in control agreement for Mr. Aguirre, to appropriately reflect the retentive purpose of the amendments. The amendments provided that Mr. Aguirre’s employment will continue through December 31, 2026 (with automatic one year renewals thereafter unless either Mr. Aguirre or we deliver a notice of non-renewal to the other), Mr. Thorne’s employment as Chief Executive Officer will continue through March 31, 2024 (with the possibility of his continuing as Executive Chairman or in another capacity thereafter as mutually agreed), and Ms. Jackson’s employment will continue through January 1, 2024 (with a possibility of a mutually agreed extension). In addition, Mr. Aguirre received a grant of RSUs with a grant date fair value of $300,000 in connection with his promotion. For more information regarding these changes, please see our current report on Form 8-K filed on March 29, 2022.

Perquisites

We do not generally provide perquisites or personal benefits to our NEOs.

2023 Proxy Statement	39

Other Benefits

Our NEOs are eligible to participate in our 401(k) retirement benefit plan and our health and welfare plans on the same basis as our other employees.

Non-Qualified Deferred Compensation

None of our NEOs participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us (although Mr. Thorne holds deferred share units received in respect of his service as a nonemployee director prior to his appointment as Chief Executive Officer on March 4, 2018). See “Director Compensation” for a discussion of the grants to nonemployee directors of deferred share units.

ESPP

To encourage employee investment in the Company, the Company maintains an employee stock purchase plan (“ESPP”) that is intended to qualify for favorable tax treatment under Sections 421 and 423 of the Code. Under the ESPP, our employees, including our NEOs (other than Mr. Thorne who is ineligible to participate because he beneficially owns more than 5% of our common stock), can purchase a limited number of shares at a discount to our market price (currently 10% and capped at 15% under the ESPP).

Compensation Risk Mitigation Measures

Stock Ownership Guidelines. Under our stock ownership guidelines, each of our executive officers is required to maintain a minimum equity stake in the Company, determined as a multiple of the executive officer’s base salary (three times base salary for our Chief Executive Officer and two times base salary for each of our other executive officers) and converted to a fixed number of shares. Until the executive officer reaches the minimum required level of stock ownership, the executive officer is required to retain 50% of the net shares received through exercise of stock options, vesting of restricted stock or other stock-based compensation, granted on or after December 12, 2011. “Net shares” are those shares that remain after shares are sold or netted to pay withholding taxes and, in the case of stock options, the exercise price.

As of December 31, 2022, Messrs. Thorne, Aguirre and Rowan, and Mses. Betjemann, Jackson and Elias had attained their minimum equity stakes.

Claw-back Policy. The Compensation Committee maintains a formal compensation claw-back policy, under which the Company may recover incentive compensation (bonus payments and/or equity awards) paid or granted on or after June 10, 2019 to covered employees (including our NEOs) in certain circumstances. Such recoveries may occur: (1) in the event of a later restatement of financial results due to fraud, misconduct, or gross negligence of an individual with respect to the individual who engages in such conduct,

40	GOGO INC.

(2) with respect to individuals who commit specified acts of misconduct and (3) irrespective of whether any individual has committed misconduct, to the extent that, based on inaccurate financial or other information, an award or payment is in excess of what would have been paid absent such inaccurate information. Once Nasdaq promulgates final rules for required claw-back policies, the Compensation Committee intends to review its claw-back policy and, if necessary, amend such policy to comply with the new mandates.

Tax and Accounting Considerations

Tax Deductibility. Our Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the deductibility of executive compensation paid to our NEOs. Beginning in 2018, due to reforms to Section 162(m), we generally expect that compensation paid to each of our NEOs in excess of $1 million is nondeductible, whether or not it is performance-based. The Compensation Committee intends to continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible. We expect our income tax expense to increase in future periods to the extent we generate pre-tax income, and we also expect to be able to use net operating losses and other deferred tax attributes to offset a significant portion of our future cash income taxes. The tax reforms also include a transition rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not subsequently materially modified. However, due to uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing plans and previously granted awards, even if in place on November 2, 2017, will meet the requirements of the transition rule.

No Tax Gross-ups. We do not provide tax gross-ups to our NEOs under Sections 280G and 4999 of the Code.

2023 Proxy Statement	41

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” included in this proxy statement with members of management, and based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.

The Compensation Committee

Robert H. Mundheim (Chair)
Mark Anderson
Robert L. Crandall
Hugh W. Jones
Charles C. Townsend

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information regarding compensation earned by our NEOs during the fiscal years ended on December 31, 2022, 2021, and 2020.

Name and Principal Position	Year	Salary ($)(1)(8)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Oakleigh Thorne	2022	700,001	1,700,009	—	840,000	—	3,240,010
Chief Executive Officer	2021	700,000	1,595,080	—	1,050,000	450	3,345,530
	2020	562,685	498,822	327,840	1,750,000	—	3,139,347
Sergio Aguirre	2022	392,885	1,089,994	—	372,256	8,792	1,863,927
President and Chief	2021	371,712	679,417	—	390,676	8,353	1,450,159
Operating Officer(5)	2020	301,808	209,031	115,756	546,946	12,400	1,185,942
Barry Rowan	2022	450,001	699,991	—	486,000	13,200	1,649,192
Former Executive Vice President	2021	450,000	679,417	—	607,500	13,050	1,749,967
and Chief Financial Officer(6)	2020	391,562	252,693	238,981	1,012,500	12,400	1,908,135
Marguerite Elias	2022	340,003	479,993	—	306,000	7,323	1,133,319
Former Executive Vice President	2021	340,000	479,583	—	381,270	11,359	1,212,212
and Special Advisor to the CEO(7)	2020	294,751	218,743	160,466	686,286	11,400	1,371,646
Karen Jackson	2022	305,001	450,001	—	274,500	13,200	1,042,702
Executive Vice President	2021	305,000	479,583	—	341,895	13,050	1,139,528
and Chief People Experience Officer	2020	264,296	190,430	93,524	569,825	12,400	1,130,475
Jessica Betjemann	2022	317,885	325,006	—	191,301	11,803	845,995
Former Senior Vice President of Finance
and Chief Accounting Officer(6)

(1)

The amounts reported in this column reflect the base salaries paid to each of our NEOs, which in some cases were prorated due to changes in responsibilities of the NEO during the covered year. See “Compensation Discussion and Analysis—Elements of Compensation for 2022—Salary” for a discussion of 2022 salaries.

(2)

The amounts reported in this column reflect the aggregate grant date fair values of time-based vesting RSUs or stock options computed in accordance with FASB Accounting Standards Codification Topic 718 “Compensation-Stock Compensation” (“ASC Topic 718”), except that the amounts in this column are modified to exclude any forfeiture assumptions related to service-based vesting conditions. See Note 14, “Stock-Based Compensation and 401(k) Plan,” to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating these amounts. The amounts do not reflect the value actually realized or that ultimately may be realized by the NEOs.

(3)

This column represents for 2022 the amounts earned for performance-based bonuses under our Cash Bonus Plan. See “Compensation Discussion and Analysis – Elements of Compensation for 2022 – Cash Bonus Plan” for a discussion of how 2022 performance-based bonuses were determined.

(4)	Amounts reported in the “All Other Compensation” column for 2022 include the items set forth in the table below, as applicable to each NEO;

Name	401(k) Contributions ($)	HSA Contributions ($)	Total($)
Oakleigh Thorne	—	—	—
Sergio Aguirre	7,792	1,000	8,792

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Name	401(k) Contributions ($)	HSA Contributions ($)	Total($)
Barry Rowan	12,200	1,000	13,200
Marguerite Elias	7,323	—	7,323
Karen Jackson	12,200	1,000	13,200
Jessica Betjemann	11,803	—	11,803

(5)	Mr. Aguirre served as President, Business Aviation (also an “executive officer” title) until his promotion to his President and Chief Operating Officer effective April 1, 2022.

(6)

Ms. Betjemann served as Senior Vice President, Finance, and Chief Accounting Officer (also an “executive officer” title) from August 2021 until her promotion to Executive Vice President and Chief Financial Officer effective March 11, 2023. She replaced Mr. Rowan in that role.

(7)

Ms. Elias retired effective November 3, 2022 and agreed to serve as Special Advisor to the Chief Executive Officer (a non-“executive-officer” role) for the following six months in order to assist in the transition of her responsibilities.

(8)

The amounts reported in this column reflect salary reductions implemented in response to the COVID-19 pandemic and effective from May 4, 2020 through December 31, 2020. Salaries were returned to prior levels on January 1, 2021.

Grants of Plan-Based Awards

Set forth below is information regarding plan-based awards granted to our NEOs during 2022.

Name	Grant Date	Estimated Future Potential Payouts under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Options Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)
Oakleigh Thorne	3/24/2022				89,900	1,700,009
RSUs(3)	N/A	350,000	700,000	1,050,000
Sergio Aguirre	3/24/2022				41,777	790,003
	4/1/2022				15,789	299,991
RSUs(3)	N/A	154,738	309,476	464,214
Barry Rowan	3/24/2022				37,017	699,991
RSUs(3)	N/A	202,500	405,000	607,500
Marguerite Elias	3/24/2022				25,383	479,993
RSUs(3)	N/A	127,500	255,000	382,500
Karen Jackson	3/24/2022				23,797	450,001
RSUs(3)	N/A	114,375	228,750	343,125
Jessica Betjemann	3/24/2022				17,187	325,006
RSUs(3)	N/A	79,742	158,943	238,415

(1)

Represents threshold, target and maximum payout levels for bonuses approved in March 2022 for performance for the year ended December 31, 2022. See “—Elements of Compensation 2022—Annual Cash Bonuses” for a description of the plan. The threshold numbers set forth above are based on achieving the minimum level of performance for which payment would be made with respect to financial performance measures, and assumes no payout is made for the strategic/operational objectives.

(2)

The amounts are based on the aggregate grant date fair value computed in accordance with ASC Topic 718, except that the amounts in this column are modified to exclude any forfeiture assumptions related to service-based vesting conditions. See Note 14, “Stock-Based Compensation and 401(k) Plan,” to the

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Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein, for a discussion of the relevant assumptions used in calculating these amounts.

(3)	Represents shares of time-based vesting RSUs granted under our 2016 Omnibus Plan.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

RSUs

RSUs granted in 2022 vest in 25% increments on the first four anniversaries of the grant date, generally subject to continued employment with the Company through the applicable vesting date. See “—Potential Payments upon Termination or Change of Control” including the discussion under “—Potential Payments upon Termination or Change of Control—Effect of Termination or Change in Control on Equity Compensation” for a discussion of the effect of termination and change in control on RSUs vesting.

Employment Agreements

We have entered into employment agreements with each of our NEOs. Information regarding the agreements is set forth below. From time to time, the Compensation Committee has approved changes to an NEO’s title, base salary or bonus target, but the respective employment agreement is not typically amended to reflect such changes. See “Compensation Discussion and Analysis” for the current titles of our NEOs and “—Elements of Compensation for 2022” for information about the base salary and bonus targets for each NEO during 2022.

Oakleigh Thorne. In March 2018, we entered into an employment agreement (which we amended in March 2022) with Mr. Thorne. The employment agreement set Mr. Thorne’s base salary at $700,000 and provides that the salary will be reviewed at least annually and not reduced by more than 10% of his then-current base salary unless as part of an overall compensation reduction at the Company that impacts the salaries of all executives. The employment agreement specifies that Mr. Thorne is eligible for an annual bonus with a target of 100% of base salary, with the amount of such bonus to be determined by the Compensation Committee. The bonus is based upon the achievement of objectives established by the Compensation Committee. Mr. Thorne’s employment agreement also provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs, in accordance with the terms of such arrangements.

Mr. Thorne’s current employment agreement provides for a term of employment that commenced on April 1, 2022 and concludes on March 31, 2024 (provided, that on or prior to September 30, 2023, the Board will commence discussions with Mr. Thorne regarding him remaining as the Company’s Chief Executive Officer for an extended period of time, or transitioning to the role of “Executive Chair” on April 1, 2024 and any related compensation and benefits in connection therewith, and if the Board and Mr. Thorne do not reach an

2023 Proxy Statement	45

agreement on this point, he will resign employment with the Company upon the conclusion of his employment term). Notwithstanding the foregoing, either the Company or Mr. Thorne may terminate Mr. Thorne’s employment at any time, with or without cause. If Mr. Thorne’s employment is terminated by the Company without cause or if Mr. Thorne resigns for good reason, subject to Mr. Thorne executing a general release of all claims against the Company and to his continued compliance with the restrictive covenants in the employment agreement, he will be entitled to (i) a lump sum payment equal to the sum of 12 months’ base salary plus his target bonus for the year of termination, (ii) a pro rata portion of his annual bonus for the calendar year in which his termination occurs, based on actual results for such year and payable when bonuses are generally paid, (iii) full accelerated vesting of all unvested options and restricted stock units granted to Mr. Thorne at least six months prior to his termination date, and, (iv) continued exercisability of any vested options then held by Mr. Thorne until the earlier of (x) their original expiration date, and (y) the later of (1) December 1, 2025, and (2) the fifth anniversary of grant. He would also be entitled to payment of any earned but unpaid salary, reimbursement of any business expenses incurred but not reimbursed through termination, payment in respect of vested employee benefits, and any earned but unpaid bonus for the calendar year prior to the one in which Mr. Thorne’s termination occurred. Mr. Thorne is subject to noncompetition and non-solicitation covenants for one year after leaving the employment of the Company. For the terms of Mr. Thorne’s employment agreement relating to a change in control, see “—change in Control Agreements” below.

Barry Rowan. In April 2017, we entered into an employment agreement (which we amended in 2022) with Mr. Rowan, pursuant to which he agreed to serve as Executive Vice President, Finance and, on May 4, 2017, as Executive Vice President and Chief Financial Officer. As noted elsewhere in this proxy statement, effective March 11, 2023, Mr. Rowan no longer serves in this role. The employment agreement set Mr. Rowan’s annual base salary at $450,000 and provided that the salary would be reviewed at least annually and not reduced by more than 10% of his then-current base salary unless as part of an overall compensation reduction at the Company that impacts the salaries of all executives. The employment agreement specified that Mr. Rowan was eligible for an annual bonus with a target of 75% of base salary, with the amount of such bonus to be determined by the Compensation Committee. The bonus was based upon the achievement of objectives established by the Compensation Committee. Mr. Rowan’s employment agreement also provided that he was eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Mr. Rowan’s employment agreement that was in effect for 2022 expired pursuant to its terms on March 10, 2023. While his employment agreement was in effect, either the Company or Mr. Rowan could terminate Mr. Rowan’s employment at any time, with or without cause. Under this employment agreement, if Mr. Rowan’s employment was terminated by the Company without cause, if he resigned for good reason, or upon his resignation of employment upon the expiration of his employment agreement, Mr. Rowan would be entitled to (i) continuation of his base salary for 12 months following his termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health

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insurance coverage for 12 months following his termination, (iii) a pro rata portion of his annual bonus for the calendar year in which his termination occurs, based on actual results for such year and payable when bonuses are generally paid, (iv) full accelerated vesting of all unvested options and restricted stock unis granted to Mr. Rowan at least six months prior to his termination date, and (v) continued exercisability of any vested options then held by Mr. Rowan until the earlier of (x) their original expiration date, and (y) the later of (1) December 1, 2025, and (2) the fifth anniversary of grant. Mr. Rowan would also be entitled to payment of any earned but unpaid salary, reimbursement of any business expenses incurred but not reimbursed through termination, and any earned but unpaid bonus for the calendar year prior to the one in which Mr. Rowan’s termination occurred. The payment of (i), (ii), (iii), (iv), and (v) above would be contingent on Mr. Rowan executing a general release of all claims against the Company. Mr. Rowan is subject to noncompetition and non-solicitation covenants for one year after leaving the employment of the Company. Mr. Rowan’s employment with the company terminated effective March 11, 2023 upon his resignation shortly after the expiration of his employment agreement, and he is currently receiving the payments and benefits described herein.

Sergio Aguirre. We entered into an employment agreement with Mr. Aguirre in August 2018 (which we amended in March 2022), pursuant to which Mr. Aguirre agreed to serve as President and Chief Operating Officer. The amended employment agreement set Mr. Aguirre’s annual base salary at $400,000 and required that the salary will be reviewed at least annually for increases (but not decreases). The amended employment agreement specifies that Mr. Aguirre is eligible for an annual bonus with a target of 80% of base salary, with the amount of such bonus to be determined by the Compensation Committee. The bonus is based upon the achievement of objectives established by the Compensation Committee. Mr. Aguirre’s employment agreement provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical and life and disability insurance plans and programs in accordance with the terms of such arrangements.

In connection with Mr. Aguirre’s promotion to President and Chief Operating Officer and the amendment of Mr. Aguirre’s employment agreement in March 2022, he was granted an award of time-vesting restricted stock units with a grant date fair value of $300,000, scheduled to vest in three equal installments on each of the third, fourth, and fifth anniversaries of grant. Mr. Aguirre was also reimbursed for attorneys’ fees in connection with the negotiation of the amendment to his employment agreement.

Mr. Aguirre’s current employment agreement provides for a term of employment that commenced on April 1, 2022 and concludes on December 31, 2026, subject to automatic one year renewals unless either Mr. Aguirre or the Company provides the other party with written notice of its intent not to renew the agreement within three months prior to the expiration of the then-current term. Notwithstanding the foregoing, either the Company or Mr. Aguirre may terminate Mr. Aguirre’s employment at any time, with or without cause. If Mr. Aguirre’s employment is terminated by the Company without cause, he resigns for good reason, or the Company elects not to renew Mr. Aguirre’s employment agreement within three months prior

2023 Proxy Statement	47

to the end of any then-current term, Mr. Aguirre will be entitled to (i) continuation of his base salary for one year following his termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for one year following his termination, (iii) a pro rata portion of his annual bonus for the calendar year in which his termination occurs, based on actual results for such year and payable when bonuses are generally paid, (iv) full accelerated vesting of all unvested options and restricted stock units granted to Mr. Aguirre at least six months prior to his termination date, and (v) continued exercisability of any vested options then held by Mr. Aguirre until the earlier of (x) their original expiration date, and (y) the later of (1) December 1, 2025, and (2) the fifth anniversary of grant. Mr. Aguirre would also be entitled to payment of any earned but unpaid salary, reimbursement of any business expenses incurred but not reimbursed through termination, and any earned but unpaid bonus for the calendar year prior to the one in which Mr. Aguirre’s termination occurred. The payment of (i), (ii), (iii), (iv), and (v) above will be contingent on Mr. Aguirre executing a separation agreement containing a general release of all claims against the Company. Mr. Aguirre is subject to noncompetition and non-solicitation covenants for one year after leaving the employment of the Company.

Marguerite M. Elias. We entered into an employment agreement with Ms. Elias in January 2008. Ms. Elias’s agreement was subsequently amended effective December 31, 2008, November 30, 2017 and March 25, 2022. The original employment agreement set Ms. Elias’s annual base salary at $220,000 and required that the salary will be reviewed at least annually and not reduced by more than 10% of her then-current base salary unless as part of an overall compensation reduction at the Company that impacts the salaries of all executives. The employment agreement specifies that Ms. Elias is eligible for an annual bonus with a target of 30% of base salary, with the amount of such bonus to be determined by the Chief Executive Officer and subject to the approval of the Company’s Board. Ms. Elias’s employment agreement provides that she was eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Ms. Elias’s employment agreement remains in effect until the conclusion of the “transition term,” defined therein as the period from March 25, 2022 through the later of (i) September 30, 2022, and (ii) the date that is six months after the date upon which she began co-working with a suitable successor for her role in the Company. Because Ms. Elias began working with her successor Ms. Gordon on November 3, 2022, Ms. Elias’s employment agreement remains in effect until May 2, 2023.

Notwithstanding the foregoing, either the Company or Ms. Elias may terminate Ms. Elias’s employment at any time, with or without cause, prior to the conclusion of the transition term. If Ms. Elias’s employment is terminated by the Company without cause, she resigns for good reason, or her employment terminates automatically at the end of the transition term, Ms. Elias will be entitled to (i) continuation of her base salary for one year following her termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for one year following her termination,

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(iii) a pro rata portion of her annual bonus for the calendar year in which her termination occurs, based on actual results for such year and payable when bonuses are generally paid, (iv) full accelerated vesting of all unvested options and restricted stock units granted to Ms. Elias at least six months prior to her termination date, and (v) continued exercisability of any vested options then held by Ms. Elias until the earlier of (x) their original expiration date, or (y) the later of December 1, 2025. Ms. Elias will also be entitled to payment of any earned but unpaid salary, reimbursement of any business expenses incurred but not reimbursed through termination, and any earned but unpaid bonus award for the calendar year prior to the one in which Ms. Elias’s termination occurred. The payment of (i), (ii), (iii), (iv), and (v) above will be contingent on Ms. Elias executing a separation agreement containing a general release of all claims against the Company. Ms. Elias is subject to noncompetition and non-solicitation covenants for one year after leaving the employment of the Company.

Karen Jackson. We entered into an amended and restated employment agreement with Ms. Jackson in February 2020 (which we amended in March 2022), pursuant to which Ms. Jackson agreed to serve as Executive Vice President and Chief People Experience Officer. The employment agreement set Ms. Jackson’s annual base salary at $305,000 and required that the salary will be reviewed at least annually. The employment agreement specifies that Ms. Jackson is eligible for an annual bonus with a target of 75% of base salary, with the amount of such bonus to be determined by the Compensation Committee. The bonus is based upon the achievement of objectives established by the Compensation Committee. Ms. Jackson’s employment agreement provides that she is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Ms. Jackson’s employment agreement will remain in effect until January 1, 2024, unless otherwise mutually agreed by Ms. Jackson and the Company no later than three months prior to such date. Notwithstanding the foregoing, either the Company or Ms. Jackson may terminate Ms. Jackson’s employment at any time, with or without cause. If Jackson’s employment is terminated by the Company without cause, she resigns for good reason, or her employment automatically terminates on January 1, 2024 (or such later date as mutually agreed between her and the Company), Ms. Jackson will be entitled to (i) continuation of her base salary for one year following her termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for one year following her termination, (iii) a pro rata portion of her annual bonus for the calendar year in which her termination occurs, based on actual results for such year and payable when bonuses area generally paid, (iv) full accelerated vesting of all unvested options and restricted stock units granted to Ms. Jackson at least six months prior to er termination date, and (v) continued exercisability of any vested options then held by Ms. Jackson until the earlier of (x) their original expiration date, or (y) the later of December 1, 2025. Ms. Jackson would also be entitled to payment of any earned but unpaid salary, reimbursement of any business expenses incurred but not reimbursed through termination, and any earned but unpaid bonus award for the calendar year prior to the one in which Ms. Jackson’s termination occurred. The payment of (i), (ii), (iii), (iv), and (v) above will be contingent on Ms. Jackson executing a separation

2023 Proxy Statement	49

agreement containing a general release of all claims against the Company. Ms. Jackson is subject to noncompetition and non-solicitation covenants for one year after leaving the employment of the Company.

Jessica Betjemann. We entered into an employment agreement with Ms. Betjemann in March 2023, pursuant to which Ms. Betjemann agreed to serve as Executive Vice President and Chief Financial Officer. The employment agreement sets Ms. Betjemann’s annual base salary at $400,000, which salary shall be reviewed at least annually for increases (but not decreases). The employment agreement specifies that Ms. Betjemann is eligible for an annual bonus with a target of 70% of base salary, with the amount of such bonus to be determined by the Compensation Committee. The employment agreement also provides that Ms. Betjemann is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements. Subject to the approval of the Compensation Committee, Ms. Betjemann will also be eligible to participate in the Company’s annual equity award program.

Ms. Betjemann is currently primarily performing services for the Company from the Chicago, Illinois metropolitan area (with frequent business travel required to the Company’s headquarters in the Broomfield, Colorado area). If Ms. Betjemann remains employed following the fourth anniversary of the effective date of her employment agreement, the Company may require her to relocate to the metropolitan area where the Company’s headquarters is then currently located. In such case, the Company will provide Ms. Betjemann with a relocation package on terms mutually agreed between her and the Company that is commensurate with executives serving in a similar-size company at such time.

Under her employment agreement, Ms. Betjemann’s employment is for no specific term and either the Company or Ms. Betjemann may terminate Ms. Betjemann’s employment at any time, with or without cause. If Ms. Betjemann’s employment is terminated by the Company without cause or if Ms. Betjemann resigns for good reason, Ms. Betjemann will be entitled to (i) continuation of her base salary for 12 months following her termination, and (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for 12 months following her termination. Ms. Betjemann would also be entitled to payment of any earned but unpaid salary, reimbursement of any business expenses incurred but not reimbursed through termination, and any earned but unpaid bonus for the calendar year prior to the one in which Ms. Betjemann’s termination occurred. The payment of (i) and (ii) above shall be contingent on Ms. Betjemann executing a general release of all claims against the Company. Ms. Betjemann is subject to non-competition and non-solicitation covenants for one year after leaving the employment of the Company.

Each of the employment agreements (as amended) generally defines “cause” as the NEO’s (i) willful gross misconduct or gross or persistent negligence in the discharge of his duties, (ii) act of dishonesty or concealment, (iii) breach of the NEO’s fiduciary duty or duty of loyalty to the Company, (iv) material breach of the confidentiality restrictions or covenants not to compete contained in the employment agreement, (v) any other material breach of the

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employment agreement that is not cured within 30 days, (vi) commission of one or more acts of substance abuse which are materially injurious to the Company, (vii) commission (or for Ms. Betjemann only, conviction or plea of no contest to) of a criminal offense involving money or other property of the Company (excluding traffic or other similar violations) or (viii) commission (or for Ms. Betjemann only, conviction or plea of no contest to) of a criminal offense that would constitute a felony under the laws of the state of Illinois (for Mr. Thorne, Mr. Rowan, Ms. Elias and Ms. Jackson), Colorado (for Mr. Aguirre, Ms. Elias and Ms. Betjemann) or the United States. Our NEOs’ employment agreements generally define “good reason” as (i) a reduction by the Company in the NEO’s base salary beyond that permitted under the terms of the employment agreement, or, in the case of Mr. Thorne only, a reduction in his or her target bonus, (ii) other than for Ms. Jackson, a material diminution in the NEO’s duties or responsibilities, (iii) material interference with the discharge of the NEO’s duties and responsibilities, in the case of Mr. Thorne only, (iv) the NEO ceasing to report directly to the Chief Executive Officer, in the case of Mr. Aguirre, Ms. Elias, Ms. Jackson and Ms. Betjemann, (v) the NEO is required to discharge the NEO’s duties from any location other than his principal place of business in Millbrook, NY in the case of Mr. Thorne only, (vi) the relocation of the NEO’s principal place of employment to a geographic location greater than (x) 50 miles from the Company’s office in Chicago, IL in the case of Ms. Elias and Ms. Jackson (however, for Ms. Jackson only, relocation to Broomfield, Colorado, upon reasonable notice, will not constitute good reason), (y) 50 miles from the Company’s headquarters or its Broomfield, Colorado location in the case of Mr. Aguirre and Mr. Rowan, or (z) for Ms. Betjemann only, 50 miles from her then-current “principal place of employment,” as defined in her employment agreement (which the Company acknowledges will be the Chicago, Illinois metropolitan area until the fourth anniversary of the effective date of her employment, although Ms. Betjemann will be required to frequently travel to, and spend substantial time, at the Company’s headquarters in Broomfield, Colorado, and she may be required to relocate to the metropolitan area where the Company’s headquarters are then located following the fourth anniversary of the effective date of her employment, which required relocation will not constitute good reason), or (vi) other than for Mr. Thorne, any material, uncured breach by the Company of its obligations to the NEO under the employment agreement.

Change in Control Agreements

Under the change in control agreements, each of Messrs. Aguirre and Mses. Elias, Jackson and Betjemann is entitled to receive severance benefits in an amount equal to the sum of (i) 18 months of base salary, plus (ii) 1.5X his or her applicable target bonus for the year of termination, payable in a single lump sum, as well as reimbursement of COBRA premiums for a period of up to 18 months post-termination payable by the NEO in an amount sufficient for the NEO to maintain substantially equivalent health insurance coverage, in each case if (a) the NEO is terminated by the Company without cause or the NEO resigns with good reason within two years following a change in control, or (b) if the Company enters into an agreement with a third party contemplating a change in control of the Company, and prior to such change in control, the NEO is terminated by the Company without cause or the NEO

2023 Proxy Statement	51

resigns with good reason, and the NEO demonstrates that such termination was at the request of the third party or otherwise occurred in connection with the change in control of the Company. Additionally, any unvested time vesting awards would immediately become vested upon termination. The change in control agreements also provide that any unvested performance vesting awards (of which there currently are none) will remain outstanding until the applicable normal performance vesting date (or 90 days after such date if the award is a stock option) and will vest or be forfeited based on the satisfaction of the applicable performance goals to the extent that the NEO’s employment would have continued through the applicable normal performance vesting date (with service-based vesting applicable to such performance-vesting awards accelerated in full as of the date of termination). Mr. Rowen was also entitled to the same benefits prior to the termination of his employment.

Mr. Thorne’s employment agreement provides that if he is terminated by the Company without cause, resigns for good reason, or resigns at the end of the current term of his employment agreement (which will conclude on March 31, 2024), in each case, within two years following a change in control, he will be entitled to receive an amount equal to the sum of (i) 18 months of base salary, plus (ii) 1.5x his target bonus for the year of termination, payable in a single lump sum, as well as a prorated bonus for the year of termination, based on actual performance and payable when bonuses are paid to all other executives. Additionally, any unvested stock options and restricted stock units will vest in full, and all vested stock options will remain outstanding and exercisable through the earlier of (x) their original expiration date, and (y) the later of (1) December 1, 2025, and (2) the fifth anniversary of grant.

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Outstanding Equity Awards at 2022 Fiscal Year-End

The following table summarizes the outstanding equity awards held by each of our NEOs as of December 31, 2022:

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($)
Oakleigh Thorne	1,330	(3)	—			24.91	11/12/2023		—	—
	1,530	(3)	—			24.82	12/31/2023		—	—
	2,008	(3)	—			20.54	03/31/2024		—	—
	1,998	(3)	—			19.56	06/30/2024		—	—
	2,453	(3)	—			16.86	09/30/2024		—	—
	2,531	(3)	—			16.53	12/31/2024		—	—
	2,261	(3)	—			19.06	03/31/2025		—	—
	2,037	(3)	—			21.43	06/30/2025		—	—
	4,092	(3)	—			15.28	09/30/2025		—	—
	3,414	(3)	—			17.80	12/31/2025		—	—
	5,682	(3)	—			11.01	03/31/2026		—	—
	7,616	(3)	—			8.39	06/30/2026		—	—
	3,892	(3)	—			11.04	09/30/2026		—	—
	4,517	(3)	—			9.22	12/30/2026		—	—
	3,687	(3)	—			11.00	03/31/2027		—	—
	3,497	(3)	—			11.53	06/30/2027		—	—
	3,390	(3)	—			11.81	09/29/2027		—	—
	3,477	(3)	—			11.28	12/29/2027		—	—
	3,013	(3)	—			8.63	03/30/2028		—	—
	62,500	(4)	62,500	(4)		2.14	03/17/2030		—	—
	625,591	(5)	—			2.61	06/12/2030		—	—
	—		—			—	—		283,951	4,191,117
Sergio Aguirre	27,944	(4)	—			3.58	7/31/2028		—	—
	60,563	(4)	20,187	(4)		4.57	3/10/2029		—	—
	26,500	(4)	26,500	(4)		2.14	3/17/2030		—	—
	52,946	(5)	—			2.61	6/12/2030		—	—
	—		—			—	—		140,222	2,069,677
Barry Rowan	33,813	(4)	20,187	(4)		4.57	12/01/2025	(7)	—	—
	25,000	(6)	—			4.57	12/01/2025	(7)	—	—
	13,250	(4)	26,500	(4)		2.14	12/01/2025	(7)	—	—
	249,414	(5)	—			2.61	12/01/2025	(7)	—	—
	—		—			—	—		119,673	1,766,373
Marguerite Elias	26,500	(4)	26,500	(4)		2.14	3/17/2030		—	—
	204,045	(5)	—			2.61	6/12/2030		—	—
	—		—			—	—		91,871	1,356,016
Karen Jackson	14,250	(4)	4,750	(4)		4.57	3/10/2029		—	—
	26,500	(4)	26,500	(4)		2.14	3/17/2030		—	—
	56,951	(5)	—			2.61	6/12/2030		—	—
	—		—			—	—		85,098	1,256,046
Jessica Betjemann	9,500	(4)	9,500	(4)		2.14	3/17/2030		—	—
	30,776	(5)	—			2.61	6/12/2030		—	—
	—		—			—	—		59,878	883,799

(1)	The amounts in this column represent RSUs.

(2)	Amounts in this column are based on the price of $14.76 per share, the closing market price for our common stock on December 30, 2022 (the last trading day of the year).

2023 Proxy Statement	53

(3)	These options were granted for Mr. Thorne’s services as a non-employee director and were fully vested on the grant date.

(4)	The options vest 25% on the first anniversary of the grant date and an additional 25% on each of the three following anniversaries of such date.

(5)	The options vested 100% on December 31, 2022.

(6)	The options vested in equal 50% installments on December 31, 2020 and December 31, 2021.

(7)

The exercisable date of Mr. Rowan’s stock changed from their late exercise dates to December 31, 2025 as a result of his resignation following the termination of his employment agreement. For more information, see “—Narrative to Summary Compensation Table—Employment Agreements—Mr. Rowan.”

Option Exercises and Stock Vested Table

The table below provides information on the stock options that were exercised by and stock awards that vested for our NEOs in 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Oakleigh Thorne	—	—	225,892	3,673,842

Sergio Aguirre	—	—	95,269	1,547,333

Barry Rowan	—	—	96,010	1,552,684

Marguerite Elias	—	—	90,621	1,447,222

Karen Jackson	—	—	83,658	1,334,842

Jessica Betjemann	—	—	41,322	667,390

(1)	The value realized on exercise represents the number of shares multiplied by the difference of the market value and exercise price of our Common Stock at the time the applicable option exercise.

(2)	The value realized on vesting represents the number of shares multiplied by the market value of our Common Stock at the time the applicable share vested.

54	GOGO INC.

Nonqualified Deferred Compensation Table

The table below provides information on the nonqualified deferred compensation benefits of each of our NEOs in 2022.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)
Oakleigh Thorne(2)	—	—	49,952	—	599,418

Sergio Aguirre	—	—	—	—	—

Barry Rowan	—	—	—	—	—

Marguerite Elias	—	—	—	—	—

Karen Jackson	—	—	—	—	—

Jessica Betjemann	—	—	—	—	—

(1)

The deferred share units included in this amount were received in fiscal years 2013, 2014, 2015, 2016, 2017 and 2018. The amount in respect of deferred share units received prior to 2018 were not reported as compensation in the “Summary Compensation Table” to Mr. Thorne in previous years because he was not a NEO at the time. However, such compensation was reported in the “Director Compensation” section when Mr. Thorne served as a nonemployee director.

(2)

Deferred amounts represent the value of deferred share units granted under our 2013 Omnibus Plan and our 2016 Omnibus Plan for the period of time Mr. Thorne served as a nonemployee director prior to his appointment as President and Chief Executive Officer in March 2018. See “Director Compensation” for a discussion on the compensation our directors receive for their service on the board.

Potential Payments upon Termination or Change of Control

The following table describes the payments and benefits that each NEO would have been entitled to receive upon a hypothetical termination of employment or change in control as of December 31, 2022.

For a description of the potential payments upon a termination pursuant to the employment agreements with our NEOs other than within two years following a change in control, see “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements.” For a description of the potential payments upon a termination by the Company without cause or if the NEO resigns with good reason within two years following a change in control or prior to a change in control but following the execution of a definitive agreement governing such change in control, see “—Elements of Compensation for 2022—Employment and Other Agreements with NEOs.” For a description of the consequences of a termination of employment or a change in control for the stock options

2023 Proxy Statement	55

granted to NEOs under our Stock Option Plan, our 2013 Omnibus Plan and our 2016 Omnibus Plan, please see the disclosure that follows the table.

Severance(2)	Death or Disability ($)	Voluntary Resignation ($)	Involuntary Termination without Cause ($)	Termination for Good Reason ($)	Involuntary Termination without Cause or Termination for Good Reason within 2 Years Following or, in certain circumstances, prior to Change in Control ($)		Change in Control ($)(1)
Oakleigh Thorne	58,333	—	758,333	700,000	758,333	(6)	—
Sergio Aguirre	33,333	—	433,333	400,000	1,080,000		—
Barry Rowan	37,500	—	487,500	450,000	1,282,500		—
Marguerite Elias	28,333	—	368,333	340,000	892,500		—
Karen Jackson	25,417	—	330,417	305,000	800,625		—
Jessica Betjemann	27,083	—	352,083	325,000	731,250		—
Benefits(3)
Oakleigh Thorne	—	—	—	—	—		—
Sergio Aguirre	—	—	18,937	18,937	28,406		—
Barry Rowan	—	—	18,937	18,937	28,406		—
Marguerite Elias	—	—	12,145	12,145	18,217		—
Karen Jackson	—	—	28,621	28,621	42,932		—
Jessica Betjemann	—	—	—	—	—		—
Value of Accelerated RSUs(4)
Oakleigh Thorne	1,649,312	—	—	—	4,191,117		4,191,117
Sergio Aguirre	715,196	—	—	—	2,069,677		2,069,677
Barry Rowan	1,766,373	—	—	—	1,766,373		1,766,373
Marguerite Elias	1,356,016	—	—	—	1,356,016		1,356,016
Karen Jackson	492,748	—	—	—	1,256,046		1,256,046
Jessica Betjemann	350,963	—	—	—	883,799		883,799
Value of Stock Options(5)
Oakleigh Thorne	394,375	—	—	—	788,750		788,750
Sergio Aguirre	372,921	—	—	—	540,136		540,136
Barry Rowan	540,136	—	—	—	540,136		540,136
Marguerite Elias	334,430	—	—	—	334,430		334,430
Karen Jackson	215,618	—	—	—	382,833		382,833
Jessica Betjemann	59,945	—	—	—	119,890		119,890
Total
Oakleigh Thorne	2,102,020	—	758,333	700,000	5,738,200		4,979,867
Sergio Aguirre	1,121,450	—	452,270	418,937	3,718,219		2,609,813
Barry Rowan	2,344,009	—	506,437	468,937	3,617,415		2,306,509
Marguerite Elias	718,779	—	380,478	352,145	2,601,163		1,690,446
Karen Jackson	333,783	—	359,038	333,621	2,482,436		1,638,879
Jessica Betjemann	37,991	—	352,083	325,000	1,734,939		1,003,689

(1)	Assumes acquiror will not grant replacement awards. If replacement awards are granted, vesting of options and restricted stock will not accelerate in the absence of an involuntary termination.

(2)

Includes 30 days’ pay in lieu of notice and, for all NEO’s other than Mr. Thorne, continuation of NEO’s salary and a pro rata bonus for the year of termination, in each case, pursuant to each NEO’s employment agreement. Mr. Thorne and Ms. Elias are also entitled to 30 days’ pay in lieu

56	GOGO INC.

of notice on a termination for disability. On a termination without cause or resignation for good reason, Mr. Thorne is entitled to a lump sum payment equal to 12 months’ base salary, his target bonus for the year of termination, and a pro rata bonus for the year of termination. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table” for a discussion of the terms of the agreements.

(3)

For each NEO, the amounts include the cost of COBRA premiums to maintain health insurance coverage that is substantially equivalent to that which the NEO received immediately prior to termination and assumes that the NEO elects COBRA coverage for the full period for which he or she is entitled to payment or reimbursement. See “—Narrative to Summary Compensation for 2022 and Grants of Plan-Based Awards Table for a discussion of the terms of those agreements.

(4)

The value of vesting of time-based vesting RSUs is calculated by multiplying the number of unvested RSUs that would accelerate by $14.76, which was the closing price of our common stock on Nasdaq on December 31, 2022. In the case of the recognition RSUs granted in 2020, all such recognition RSUs will accelerate on any termination by the Company other than for cause. In case of a change in control, the table assumes that all shares of RSUs were accelerated as a result of the transaction. See “—Effect of Termination or Change in Control on Equity Compensation” below for a description of the circumstances that would trigger accelerated vesting upon a change in control.

(5)

The value of vesting of time-based stock options is calculated by multiplying the number of unvested options that would accelerate by the difference between the exercise price and $14.76, which was the closing price of our common stock on Nasdaq on December 31, 2022, over the applicable exercise price per share. In the case of the replacement options granted in the Option Exchange in 2021, all such options will accelerate on any termination by the Company other than for cause. See “—Effect of Termination or Change in Control on Equity Compensation” below for a description of the circumstances that would trigger accelerated vesting upon a change in control. The table reflects unvested options that were in the money (i.e., had an exercise price lower than our stock price) as of December 31, 2022.

(6)	Includes, for all NEOs, a lump sum cash payment equal to 18 months’ base salary and 1.5x such NEO’s target bonus for the year of termination.

Effect of Termination or Change in Control on Equity Compensation.Time-based Vesting Stock Options, Restricted Stock and RSUs

If an NEO’s service relationship with us ceases for any reason other than disability, death, retirement or cause, except as provided below, the NEO may exercise the vested portion of any option for three months after the date of termination (except with respect to Mr. Thorne as noted above under “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements”). If an NEO’s service relationship with us terminates by reason of disability, death or retirement, the NEO or the NEO’s representative generally may exercise the vested portion of any option for 12 months after the date of such termination. In no event, however, may an option be exercised beyond the expiration of its term. If an NEO’s service relationship with us terminates for cause, the option (whether or not vested) will terminate immediately. In the event of death, disability or retirement, the options previously granted to the NEOs under the 2013 Omnibus Plan or under our 2016 Omnibus Plan are deemed vested to the extent of the number of options that would

2023 Proxy Statement	57

have vested had the NEO’s employment continued until the next vesting date immediately following the date of death or the effective date of termination of employment due to disability or retirement.

If an NEO’s service relationship with us terminates for any reason other than death or disability, except as provided below, all unvested shares of restricted stock and unvested RSUs granted to the NEOs under the 2013 Omnibus Plan or the 2016 Omnibus Plan will immediately be forfeited (except with respect to Mr. Thorne as noted above under “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements”). In the event of death or disability, the shares of restricted stock previously granted to the NEOs under the 2013 Omnibus Plan or the 2016 Omnibus Plan are deemed vested to the extent of the number of shares that would have vested had the NEO’s employment continued until the next vesting date immediately following the date of death or the effective date of termination of employment due to disability. In the event of death, disability or retirement, the RSUs granted to the NEOs under the 2016 Omnibus Plan are deemed vested to the extent of the number of awards that would have vested had the NEO’s employment continued until the next vesting date immediately following the date of death or the effective date of termination of employment due to disability or retirement; provided that, for RSUs granted to NEOs after March 1, 2023 the terms provide that in the event of a NEOs retirement, the number of shares that would have otherwise vested on the date following the retirement date shall vest on a pro rata basis determined by multiplying (i) the number RSUs that otherwise would have vested on the next vesting date, by (ii) (A) the number of days the NEO was employed between the last vesting date and the retirement date divided by (B) 365.

In the event that a change in control occurs, the acquiring or surviving entity in the transaction may assume or substitute similar awards for the outstanding options, restricted stock and RSUs, in which case the vesting of the options, restricted stock and RSUs is not accelerated. In such case, all of the options, restricted stock and RSUs will become immediately vested and exercisable if an NEO’s service relationship with us terminates without cause or due to death or disability after the change in control. If the acquiring or surviving entity does not assume or substitute similar awards for outstanding awards or our common stock is exchanged solely for cash in such change in control transaction, the vesting of options, restricted stock and RSUs will generally accelerate in full in connection with the change in control and the NEO will generally receive a cash payment equal to the number of shares of common stock then subject to such awards, whether or not vested and/or exercisable, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to holders of common stock in any transaction whereby the change in control takes place or (B) the fair market value of a share of common stock on the date of occurrence of the change in control, over the exercise price per share of common stock subject to the award (if applicable).

58	GOGO INC.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer:

We determined that, as of the last payroll date in December 2022, our total employee population consisted of 422 individuals, including our CEO. This population included full- and part-time employees, of which 421 were located in the United States and one was located in the United Kingdom. We excluded the non-U.S. employees because together this population represents less than 5% of Gogo’s total employee workforce. We also excluded two employees who were hired in December 2022 and did not receive any wages in 2022. After excluding this population and our CEO, the resulting adjusted employee population to be used for identifying our “median employee” was 418.

The median employee was identified using total cash compensation, which we determined reasonably reflects the annual compensation of our employees and consistently applies to all our employees. The calculation of total compensation of the Chief Executive Officer and the median employee was determined in the same manner as the “Total Compensation” shown for our Chief Executive Officer in the “Summary Compensation Table” on page 43.

For the year ended December 31, 2022, the median of the annual total compensation of all employees of the Company other than the Chief Executive Officer was $160,454. For the same year, the total compensation for our CEO, Mr. Thorne, was $3,240,010 as reported in the “Total” column of the “Summary Compensation Table” on page 43. Based on this information, for 2022, the reasonable estimated ratio of annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 20.19:1.

The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The applicable rules provide issuers with a great degree of flexibility in determining the methodology and related assumptions in identifying their median employee and calculating the ratio. As a result, the pay ratio we have disclosed in this proxy statement may not be comparable to pay ratios disclosure by other companies.

2023 Proxy Statement	59

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between (i) compensation “actually paid” (as computed in accordance with SEC rules) to our named executive officers and (ii) certain aspects of financial performance of the Company. The Compensation Committee does not in practice use “compensation actually paid” as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, see “Compensation
Discussion
and Analysis.” The below disclosure is provided only to comply with applicable SEC rules.
Pay versus Performance Table

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for non-PEO NEOs ($) (2)	Average Compensation Actually Paid to non-PEO NEOs ($) (2)(3)	Value of Initial Fixed $100 Investment Based On ($) (4)		Net Income (in thousands, $)	Free Cash Flow (in thousands, $) (5)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2022	3,240,010	4,727,482	1,307,227	1,689,362	230.63	118.41	92,059	$57,783
2021	3,345,530	7,894,819	1,387,517	2,985,854	211.41	141.13	152,735	$49,408
2020	3,139,347	8,427,896	1,570,336	3,592,844	150.47	111.29	(250,036)	($4,477)

(1)	Our Principal Executive Officer (“PEO”) for each of the years reported was Oakleigh Thorne.

(2)
Our
non-PEO
named executive officers (“NEOs”) for each of the years reported was as follows: for 2022, Barry Rowan, Sergio Aguirre, Marguerite M. Elias, Karen Jackson and Jessica Betjemann; for 2021, Barry Rowan, Sergio Aguirre, Marguerite M. Elias and Karen Jackson; and for 2020, Barry Rowan, Marguerite M. Elias, Sergio Aguirre, Karen Jackson, John Wade and Jonathan B. Cobin.

(3)
Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation
S-K.
The tables below sets forth each adjustment made during each year presented in the table to calculate the compensation “actually paid” to our NEOs during each year in the table. In these tables, the unvested equity values are computed in accordance with the methodology also used for financial reporting purposes.

	2022		2021		2020
	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)
Total Compensation as reported on Summary Compensation Table	3,240,010	1,307,227	3,345,530	1,387,517	3,139,347	1,570,336
Deduction for fair value of equity reported in Summary Compensation Table	(1,700,009)	(608,997)	(1,595,080)	(579,500)	(826,662)	(374,223)

60	GOGO INC.

	2022		2021		2020
	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)
Fair value of equity compensation granted in current year and unvested at year-end – value at year-end	1,326,924	475,124	2,328,094	845,808	8,011,563	2,414,669
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in a prior fiscal year that were unvested at end of current fiscal year	263,488	112,261	3,644,943	1,181,495	80,667	247,226
Fair value of equity compensation granted in current year that vested during current year	—	—	—	—	—	194,112
Change in fair value from end of prior fiscal year to vesting date for awards made in a prior fiscal year that vested during current fiscal year	1,597,069	403,747	171,332	150,535	(284,077)	(241,707)
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—	—	(1,692,942)	(217,569)
Compensation actually paid	4,727,482	1,689,362	7,894,819	2,985,854	8,427,896	3,592,844

(4)
Peer Group total shareholder return (“TSR”) reflects the peer group of the S&P 600 Smallcap, as used for purposes of Item 201(e)(ii) of Regulation
S-K
in our latest Annual Report on Form
10-K
for the fiscal year ended December 31, 2022. With respect to both the Company’s cumulative TSR and peer group cumulative TSR, each year reflects what the cumulative value of $100 would be as of the end of the applicable fiscal year, including the reinvestment of dividends, if such amount were first invested on December 31, 2019.

(5)
We chose free cash flow as our Company-selected measure because it is the key component of our executive compensation program. Free cash flow represents net cash provided by operating activities, plus the proceeds from our interest rate caps, less purchases of property and equipment and the acquisition of intangible assets and cash paid to purchase our interest rate caps. We believe that free cash flow provides meaningful information regarding our liquidity.

2023 Proxy Statement	61

Relationship between Compensation Actually Paid and Certain Financial Measures
The following graphs address, for the fiscal years covered by the Pay versus Performance Table, the relationship between compensation actually paid as disclosed in such table and the Company’s:

•	cumulative TSR and peer group cumulative TSR;
•	net income; and
•	free cash flow.

62	GOGO INC.

2023 Proxy Statement	63

Financial Performance Measures

As described in detail in the “Compensation Discussion and Analysis,” the Company’s executive compensation program consists of several compensation elements reflecting the Company’s pay-for-performance philosophy, including equity compensation, which is directly tied to the returns experienced by our stockholders. Please see “Compensation Discussion & Analysis” for a further description of these performance metrics (including, in the case of Adjusted EBITDA less CapEx, how it is calculated) and how they are used in our executive compensation program. For 2022, we believe the most important financial performance measures used to link NEO compensation to Company performance are as follows:

•	Free cash flow;
•	Revenue; and
•	Adjusted EBITDA

64	GOGO INC.

DIRECTOR COMPENSATION

Our nonemployee directors, other than the Chair, receive an annual board retainer of $240,000, consisting of $50,000 in cash and $190,000 in equity paid in equal quarterly installments, which are all deferred share units granted under our 2016 Omnibus Plan. Prior to the second quarter of fiscal year 2021, our directors also received a portion of their equity in stock options. The chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each receive additional annual cash compensation of $20,000, $15,000 and $10,000, respectively, and our lead independent director receives additional annual cash compensation of $15,000. Cash payments are paid on or shortly after the end of the quarter and equity grants are made on the last business day of the quarter. Directors may elect to receive all or a portion of the cash portion of their annual retainer and any additional payments for service as a chair or lead independent director in the form of deferred share units granted under our 2016 Omnibus Plan. The directors are required to retain shares received upon settlement of deferred share units, and, to the extent exercised, stock options (on an after-tax net basis) until the earlier of one year following termination of board service or a change in control of the Company. This retention policy applies only to stock options and deferred share units granted on and after September 30, 2015. Our directors do not receive additional fees for attending Board or committee meetings.

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of nonemployee directors for services rendered to us during 2022.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Robert L. Crandall	50,000	189,959	239,959
Hugh W. Jones	65,000	189,979	254,979
Michele Coleman Mayes	60,000	189,976	249,976
Robert H. Mundheim	65,000	189,964	254,964
Christopher D. Payne	50,000	189,959	239,959
Charles C. Townsend	50,000	189,959	239,959
Harris N. Williams	70,000	189,979	259,979
Mark Anderson	50,000	189,959	239,959
(1)

Ms. Mayes and Messrs. Crandall, Mundheim, Payne, Townsend and Anderson elected to defer the cash portion of their annual retainer. The number of deferred share units they received and the grant date fair value of the deferred share units are included in the table below, together with the regular equity portion of their annual retainers.

(2)

The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 14, “Stock-Based Compensation and 401(k) Plan,” to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein, for a discussion of the relevant assumptions

2023 Proxy Statement	65

used in calculating these amounts. The following table sets forth, by grant date, the grant date fair value of each award with respect to service as a director in 2022.

Name	Grant Date	Number of Deferred Share Units (#)	Grant Date Fair Value of Deferred Share Units ($)
Robert L. Crandall	3/31/2022	3,147	59,982
	6/30/2022	3,705	59,984
	9/30/2022	4,950	59,994
	12/31/2022	4,065	59,999

Hugh W. Jones	3/31/2022	2,492	47,498
	6/30/2022	2,933	47,485
	9/30/2022	3,919	47,498
	12/31/2022	3,218	47,498

Michele Coleman Mayes	3/31/2022	3,279	62,498
	6/30/2022	3,860	62,493
	9/30/2022	5,156	62,491
	12/31/2022	4,234	62,494

Robert H. Mundheim	3/31/2022	3,344	63,737
	6/30/2022	3,937	63,740
	9/30/2022	5,259	63,739
	12/31/2022	4,319	63,748

Christopher D. Payne	3/31/2022	3,147	59,982
	6/30/2022	3,705	59,984
	9/30/2022	4,950	59,994
	12/31/2022	4,065	59,999

Charles C. Townsend	3/31/2022	3,147	59,982
	6/30/2022	3,705	59,984
	9/30/2022	4,950	59,994
	12/31/2022	4,065	59,999

Harris N. Williams	3/31/2022	2,492	47,498
	6/30/2022	2,933	47,485
	9/30/2022	3,919	47,498
	12/31/2022	3,218	47,498

Mark Anderson	3/31/2022	3,147	59,982
	6/30/2022	3,705	59,984
	9/30/2022	4,950	59,994
	12/31/2022	4,065	59,999

The following table shows the aggregate number of deferred share units and options held by our directors as of December 31, 2022.

Name	Number of Deferred Share Units	Number of Stock Options
Robert L. Crandall	146,307	162,304
Hugh W. Jones	95,111	117,382
Michele Coleman Mayes	133,578	123,660
Robert H. Mundheim	149,904	153,879
Christopher D. Payne	129,106	155,613
Charles C. Townsend	143,563	162,304
Harris N. Williams	106,592	156,026
Mark Anderson	26,341	—

66	GOGO INC.

AUDIT MATTERS

Audit Committee Report

The Audit Committee of our Board is responsible for, among other things, reviewing with Deloitte & Touche LLP, our independent registered public accounting firm, the scope and results of their audit engagement. In 2022, the Audit Committee was composed of Harris Williams (Chair), Hugh Jones and Michele Mayes.

In connection with the 2022 audit, the Audit Committee:

•	Reviewed and discussed with management the Company’s audited financial statements;
•	Discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board; and
•	Received from and discussed with Deloitte & Touche LLP the communications from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board regarding their independence.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the Board that the audited financial statements and management’s report on internal controls over financial reporting be included in our Annual Report on Form10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

The Audit Committee has adopted a charter and a process for pre-approving services to be provided by Deloitte & Touche LLP.

The members of the Audit Committee have been determined to be independent in accordance with the requirements of Section 5605(c) of the Nasdaq Stock Market listing standards and the requirements of Section 10A(m)(3) of the Exchange Act.

The Audit Committee:

Harris N. Williams (Chair)
Hugh W. Jones
Michele Coleman Mayes

2023 Proxy Statement	67

Pre-approval of Independent Auditor Services

The Audit Committee pre-approves all audit, audit-related, tax, and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service has previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the fees for any pre-approved category of service exceed the fee thresholds established by the Audit Committee. The Audit Committee may delegate to Mr. Harris Williams or any other independent chair of the Audit Committee pre-approval authority with respect to permitted services, provided that the chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All fees described below were pre-approved by the Audit Committee.

Independent Registered Public Accounting Firm Fees

The following table presents the Company’s fees for services performed by its independent registered public accounting firm, Deloitte & Touche LLP, and its affiliates, for the years ended December 31, 2022 and 2021.

	2022	2021
Audit fees(1)	$1,727,416	$1,533,000
Audit-related fees(2)	30,000	—
Tax fees(3)	32,025	97,044
All other fees(4)	5,685	12,998

Total	$1,795,126	$1,643,042

(1)	Audit fees principally include fees for services related to the audit of the Company’s financial statements and review of the Company’s quarterly financial information.

(2)	Audit-related fees include fees for services related to the registration statement on Form S-3 filed by the Company on May 5, 2022.

(3)	Fees for tax services include fees for tax advice related to domestic tax compliance, international tax structuring and advisory services.

(4)	All other fees include subscription fees to an online accounting research tool and human capital platform.

68	GOGO INC.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated the three persons named below for election as directors at the Annual Meeting to serve until the 2026 annual meeting or until their respective successors are duly elected and qualified. Each of the nominees for director is currently serving on the Board. Directors are elected by a plurality. Therefore, the three nominees who receive the highest number of “FOR” votes will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. There is no cumulative voting. If any nominee for any reason is unable to serve or will not serve, proxies will be voted for such substitute nominee as the proxy holders may determine. If any nominee is unable to serve as a director, the Board by resolution may reduce the number of directors or choose a substitute nominee. The Company is not aware of any nominee who will be unable to or will not serve as a director.

Nominees for Director

•	Hugh W. Jones
•	Oakleigh Thorne
•	Charles C. Townsend

For biographical information about the nominees for director, including information about their qualifications to serve as a director, see “Our Board of Directors and Corporate Governance—Class I Nominees” beginning on page 5.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE THREE NOMINEES FOR CLASS I DIRECTOR.

2023 Proxy Statement	69

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company’s stockholders are entitled to approve, on an advisory basis, the compensation of our named executive officers. This non-binding advisory vote, commonly known as a “Say on Pay” vote, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.

As described in the “Compensation Discussion and Analysis” section of this proxy statement (the “CD&A”), the goal of our executive compensation programs has been and continues to be to support the successful recruitment, development and retention of executive talent through a pay-for-performance culture, so that we can achieve our business objectives and optimize our long-term financial returns. In furtherance of those goals, our Compensation Committee has developed compensation programs intended to provide competitive base compensation and reward performance that meet or exceed the targets established by the Compensation Committee, with the objective of increasing long-term stockholder value and supporting the shorter-term business goals critical to that increase.

For these reasons, our Board is asking stockholders to vote “For” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby APPROVED.”

As you consider this Proposal 2, please note that it relates to the compensation of our named executive officers specifically as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation Tables.”

As an advisory vote, this Proposal 2 is not binding on our Board or the Compensation Committee. However, our Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

The proposal to approve, on an advisory basis, the compensation of our named executive officers requires for its approval the affirmative vote of a majority of the votes entitled to vote at the Annual Meeting by holders of common stock who are present in person or by proxy. Any abstention will have the effect of a vote against the proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

70	GOGO INC.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, as the independent auditor to perform an integrated audit of the Company for the fiscal year ending December 31, 2023. Deloitte & Touche LLP has served as our independent auditor since 2007.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of Deloitte & Touche LLP, the Audit Committee will reconsider whether to hire the firm and may retain Deloitte & Touche LLP or hire another firm without resubmitting the matter to stockholders for approval. The Audit Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and available to respond to appropriate questions and will have the opportunity to make a statement if they desire.

The proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for fiscal year 2023 requires for its approval the affirmative vote of a majority of the votes entitled to vote at the Annual Meeting by holders of common stock who are present in person or by proxy. Any abstention will have the effect of a vote against the proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR 2023.

2023 Proxy Statement	71

OTHER INFORMATION FOR STOCKHOLDERS

Other Business

The Board is not aware of any other matters to be presented at the Annual Meeting. If any other matter is properly submitted for action and presented at the meeting, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

Stockholder Proposals and Director Nominations for 2024

The Company will review for inclusion in next year’s proxy statement stockholder proposals received by December 29, 2023, pursuant to Rule 14a-8 under the Exchange Act. Proposals must be sent to Crystal L. Gordon, Executive Vice President, General Counsel and Secretary of the Company, at 105 Edgeview Drive, Suite 300, Broomfield, Colorado 80021.

Stockholder proposals (including director nominations) not included in next year’s proxy statement may be brought before the 2024 annual meeting of stockholders by a stockholder of the Company who is entitled to vote at the meeting, has given a written notice to the Executive Vice President, General Counsel and Secretary of the Company containing certain information specified in the Bylaws, and was a stockholder of record at the time such notice was given. Such notice must be delivered to or mailed to and received at the address in the preceding paragraph no earlier than February 7, 2024 and no later than March 8, 2024, except that if the date of the 2024 annual meeting of stockholders is changed, and the meeting is held before May 7, 2024 or after August 15, 2024, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the new date of such annual meeting and no later than the close of business on the later of (i) the ninetieth day prior to the new date of such annual meeting or (ii) the tenth day following the day on which a public announcement of the new date of such annual meeting is first made. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2024 annual meeting of stockholders, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.

Annual Report for 2022

The 2022 Annual Report to Stockholders, including our 2022 Annual Report on Form 10-K, is being mailed with this proxy statement. Stockholders can also access this proxy statement and our 2022 Annual Report to Stockholders on our investor relations website at https://ir.gogoair.com or at www.proxyvote.com, using the control number located on each proxy card.

72	GOGO INC.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibits. All requests should be directed to Investor Relations, Gogo Inc., 105 Edgeview Dr., Suite 300, Broomfield, Colorado 80021.

Solicitation Costs

This solicitation is being made by the Company, and the Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials and Notices of Internet Availability of Proxy Materials, as applicable, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Householding of Annual Disclosure Documents

Under rules adopted by the SEC, we are permitted to deliver a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, reduces the volume of duplicate information received at your household and helps to reduce costs. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instructions.

The Company is not householding this year for those stockholders who own their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports and proxy materials, please call (312) 517-6069 or write to Investor Relations at 105 Edgeview Dr., Suite 300, Broomfield, Colorado 80021.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If you would like to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

2023 Proxy Statement	73

Attendance at Annual Meeting

If a stockholder would like to virtually attend the Annual Meeting in person, he or she must access www.virtualshareholdermeeting.com/GOGO2023 using the control number located on each proxy card or by following the instructions that accompanied his or her proxy materials.

BY ORDER OF THE BOARD OF DIRECTORS

Crystal L. Gordon
Executive Vice President, General Counsel and Secretary

Broomfield, Colorado

April 27, 2023

74	GOGO INC.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our annual meeting of stockholders, which will be held virtually at 9:00 a.m. Mountain Time, on June 6, 2023, at www.virtualshareholdermeeting.com/GOGO2023 (the “Annual Meeting”). On or about April 27, 2023, we began mailing to stockholders of record as of April 13, 2023, a Notice of Internet Availability of Proxy Materials and made the proxy materials available on the Internet.

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you to vote on at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Because you own shares of our common stock, we have made this proxy statement and proxy card available to you on the Internet, or have delivered printed versions of this proxy statement and proxy card by mail if you have requested it.

When you vote by using the Internet or by signing and returning the proxy card you received by mail (or, if you hold shares through a bank or broker, voting instruction form), you appoint Crystal L. Gordon and Jessica Betjemann (with full power of substitution) as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed or, if an issue that is not on the proxy card properly comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you virtually attend the Annual Meeting. Even if you plan to virtually attend the Annual Meeting, we encourage you to vote in advance either by using the Internet or by signing and returning your proxy card by mail.

Why did I receive a Notice of Internet Availability of Proxy Materials (“Notice”) in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.

Stockholders who receive a printed set of proxy materials will not receive the Notice, but may still access our proxy materials and submit their proxies over the Internet at www.proxyvote.com.

2023 Proxy Statement	75

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 13, 2023 are entitled to vote. April 13, 2023 is referred to as the “record date.” A list of stockholders entitled to vote at the meeting will be available in electronic form on the day of the Annual Meeting and for ten days before the meeting, in each case at www.virtualshareholdermeeting.com/GOGO2023.

How many votes is each share of common stock entitled to?

Holders of common stock are entitled to one vote per share. On the record date, there were 128,586,011 shares of our common stock outstanding and entitled to vote.

How do I vote on the proposals before the Annual Meeting?

Stockholders of record may vote by using the Internet, telephone or by mail as described below. Stockholders also may virtually attend the Annual Meeting on June 6, 2023 at www.virtualshareholdermeeting.com/GOGO2023 and vote online at that time.

•

You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com, which may be accessed using the control number located on each proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 5, 2023. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•

You may vote by telephone. If you choose to vote by telephone you may do so until 11:59 p.m. Eastern Time on June 5, 2023. Please dial 1-800-690-6903 with your proxy card in hand and follow the instructions that will be given to you over the phone.

•	You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to virtually attend. Only our stockholders and persons holding proxies from our stockholders may attend the Annual Meeting. To vote at the Annual Meeting, you must access www.virtualshareholdermeeting.com/GOGO2023 and will need the control number located on your proxy card and follow the instructions that accompanied your proxy materials.

If you hold shares through a bank or broker, please refer to your voting instruction form or other information forwarded by your bank or broker to see which voting options are available to you. Additionally, to be able to vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

76	GOGO INC.

How do I change or revoke my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	submitting a subsequent proxy by using the Internet prior to 11:59 p.m. Eastern Time on June 5, 2023;
•	sending written notice of revocation prior to the Annual Meeting to our Corporate Secretary c/o Gogo Business Aviation LLC, 105 Edgeview Drive, Suite 300, Broomfield, Colorado 80021; or
•	virtually attending the Annual Meeting and voting online.

If you hold shares through a bank or broker, please refer to your voting instruction form or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote.

Virtual attendance at the Annual Meeting will not by itself revoke a proxy.

How many votes do you need to hold the Annual Meeting?

The presence, in person or by proxy, of the holders of record of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum. Stockholders who attend the Annual Meeting online at www.virtualshareholdermeeting.com/GOGO2023 will be deemed to be in person attendees for purposes of determining if a quorum has been meet. If a quorum is present, we can hold the Annual Meeting and conduct business.

On what items am I voting?

You are being asked to vote on three items:

•	to elect three directors nominated by the Board and named in the proxy statement to serve until our 2026 annual meeting of stockholders or until their successors are elected and qualified;
•	to approve 2022 executive compensation in a non-binding advisory vote; and
•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How does the Board recommend that I vote?

The Board recommends that you vote as follows:

•	FOR each of the director nominees;

2023 Proxy Statement	77

•	FOR the non-binding advisory approval of 2022 executive compensation; and
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

How may I vote in the election of directors, and how many votes must the nominees receive to be elected?

With respect to the election of directors, you may:

•	vote FOR all three nominees for director;
•	vote FOR only one or two of the nominees for director and WITHHOLD from voting on the remaining nominee(s) for director; or
•	WITHHOLD from voting on all three nominees for director.

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide for the election of directors by a plurality of the votes cast. This means that the three individuals nominated for election to the Board who receive the highest number of “FOR” votes (among votes properly cast in person or by proxy) will be elected. “WITHHOLD” votes will have no effect on the outcome of voting with respect to the election of directors. Additionally, if a director nominee receives a greater number of votes “withheld” from his election than votes “for” his election, the affected director will be required to promptly tender to the Board his resignation as director, for review and acceptance or rejection by the Board. For more information, see “Our Board of Directors and Corporate Governance—Plurality Voting for Directors and Director Resignation Policy.”

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either:

•	reduce the number of directors that serve on the Board; or
•	designate a substitute nominee.

If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee as the proxy holders may determine.

How may I vote for the non-binding advisory vote approving 2022 executive compensation, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the non-binding advisory approval of 2022 executive compensation;

78	GOGO INC.

•	vote AGAINST the non-binding advisory approval of 2022 executive compensation; or
•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes entitled to vote at the Annual Meeting by the holders of common stock who are present in person or by proxy. In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to our Board but will not be binding. However, our Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the ratification of the accounting firm;
•	vote AGAINST the ratification of the accounting firm; or
•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes entitled to vote at the Annual Meeting by the holders of common stock who are present in person or by proxy. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you are a stockholder of record and return a signed card but do not provide voting instructions, your shares will be voted as follows:

•	FOR each of the three director nominees;
•	FOR the non-binding advisory approval of 2022 executive compensation;
•	FOR the ratification of the appointment of our independent registered public accounting firm; and
•	At the discretion of the proxy holders, in their best judgment on any other matter or business that may properly come before the Annual Meeting.

Will my shares be voted if I do not vote by using the Internet, telephone or by signing and returning my proxy card?

If you are a stockholder of record and do not vote by using the Internet, telephone or by signing and returning your proxy card, then your shares will not be voted and will not count in deciding the matters presented for stockholder consideration at the Annual Meeting.

2023 Proxy Statement	79

If your shares are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with the stock exchange rules that govern the banks and brokers. These circumstances include voting your shares on “routine matters.” The only proposal that we believe to be a “routine matter” is ratification of the appointment of our independent registered public accountants, as described in this proxy statement. With respect to this proposal, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors and the non-binding advisory vote approving 2022 executive compensation are not considered “routine matters” under the stock exchange rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.

80	GOGO INC.

What is the vote required for each proposal to pass, and what is the effect of abstentions or withheld votes and uninstructed shares on the proposals?

The following table summarizes the Board’s recommendation on each proposal, the vote required for each proposal to pass and the effect of abstentions or withheld votes and uninstructed shares on each proposal.

Proposal Number	Item	Board Voting Recommendation	Votes Required for Approval	Abstentions/ Withheld Votes	Broker Discretionary Voting Permitted?

1.	Election of the three directors named in this proxy statement	FOR	The three nominees who receive the highest number of FOR votes properly cast in person or by proxy and entitled to vote will be elected	No effect	No
2.	Non-binding advisory vote approving 2022 executive compensation	FOR	Majority of the voting power of the shares present in person or by proxy and entitled to vote	Counts as votes AGAINST	No
3.	Ratification of independent registered public accounting firm	FOR	Majority of the voting power of the shares present in person or by proxy and entitled to vote	Counts as votes AGAINST	Yes

What do I need to do to virtually attend the Annual Meeting?

You will need to go to www.virtualshareholdermeeting.com/GOGO2023 and enter the control number located on your proxy card or follow the instructions that accompanied your proxy materials. We recommend that you log-in at least 15 minutes before the meeting starts to ensure that you are logged in when the virtual Annual Meeting begins. Only our stockholders and persons holding proxies from our stockholders may attend the Annual Meeting.

Although it will be a virtual-only meeting, the Company wants to assure you of our commitment to ensuring that the Annual Meeting provides stockholders with the same rights and opportunities to participate as in an in-person meeting, including the ability to ask questions of our Board and management. To support these efforts, the Company will:

•	Provide for Annual Meeting attendees to begin logging into the Annual Meeting at 8:30 a.m. Mountain Time on June 6, 2023, thirty minutes in advance of the meeting.
•

Permit participating stockholders to submit questions via live webcast during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting. Questions relevant to meeting matters will be

2023 Proxy Statement	81

answered during the meeting (with a limit of one question per stockholder) in accordance with the meeting rules of conduct, subject to time constraints. As stated in the rules of conduct, which are accessible on the meeting website, questions can be submitted in the field provided on the website for the Annual Meeting.

•

Provide the ability for participating stockholders of record to vote or revoke their prior vote by following the instructions available on the meeting website during the Annual Meeting. Shares held by a stockholder through a bank or broker also may be voted electronically during the Annual Meeting if the stockholder utilizes their 16-digit control number.

•

Have technicians ready beginning 30 minutes prior to the meeting to assist participating stockholders with any technical difficulties they may have accessing the virtual meeting. If participating stockholders encounter any difficulties accessing the virtual meeting during check-in or the meeting, they may call the technical support number that will be posted on the virtual meeting platform log-in page.

Stockholders are reminded that they may access the virtual Annual Meeting at www.virtualshareholdermeeting.com/GOGO2023 with the control number included on the Notice, the proxy card or the instructions that accompanied the proxy materials.

The Company welcomes all its stockholders to join and participate in the Annual Meeting. Whether or not you plan to attend, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

Can I receive future proxy materials and annual reports electronically?

Yes. You may access this proxy statement and the annual report by accessing the website located at www.proxyvote.com using the control number located on each proxy card. Instead of receiving future proxy materials in the mail, you can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings, and will give you an automatic link to the proxy voting site.

If you are a stockholder of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to www.proxyvote.com and following the prompts.

82	GOGO INC.

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2023 Proxy Statement	83

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V10010-P88807 GOGO INC. Annual Meeting of Stockholders June 6, 2023 9:00 AM, MDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Crystal L. Gordon and Jessi Betjemann, or either of them, as proxies, each, with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GOGO INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 AM, MDT on June 6, 2023, at www.virtualshareholdermeeting.com/GOGO2023, and any adjournment or postponement thereof. The undersigned hereby acknowledge(s) receipt of the Notice, Proxy Statement and Annual Report, and revoke(s) any proxy or proxies heretofore given to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. Continued and to be signed on reverse side gogo GOGO INC 105 EDGEVIEW DRVE SARTE 300 BROOMRELD, CO 80021 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GOGO2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions VOTE BY PHONE-1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Easter Time on June 5, 2023. Have your proxy card in hand when you call and then follow the instructions VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronicaly via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: GOGO INC. V10009-P88807 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY 1. Election of three Class I directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified. Nominees: 01) Hugh W. Jones 02) Oakleigh Thorne 03) Charles C. Townsend The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Non-binding advisory vote approving 2022 executive compensation. 3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date